As filed with the Securities and Exchange Commission on November 20, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Concord Health Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	8090	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

4th Floor, Harbour Place,

103 South Church Street,

P.O. Box 10240, Grand Cayman,

KY1-1002, Cayman Islands

Tel:+44 07761691306

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

I

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated November 20, 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering ordinary shares. This is the initial public offering of ordinary shares of Concord Health Limited. The offering price of our ordinary shares in this offering is expected to be $4.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “HHGJ”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

II

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

III

IV

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of Concord Health Limited;
•	references to the “Company,” “we,” “us,” “our” and “HHGJ” refer to Concord Health Limited;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

1

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	risks inherent in an SERVICES-MISC HEALTH & ALLIED SERVICES, NEC business;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks related to our international operations in the United Kingdom, including the implications of the United Kingdom’s recent withdrawal from the European Union;

3

●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

4

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance. The ten major sectors under the group company form a commercial ecosystem: 100 degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, Tourism Technology, Hehe Business District, Hehe Industrial Alliance (physical alliance, agricultural development, tourism investment), Hehe Well-to-do, cultural media, Hehe International Business School, and the big health industry.

Concord Health Limited is a company with a strong traditional Chinese cultural atmosphere. The company's vision is to trace the meaning of "Hehe" and use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, creating a respected platform for a universal alliance. Concord Health Limited has three different positioning corporate environments: company=military+school+family. A military like environment, with all company members pursuing iron like discipline; In a school like environment, the company focuses on promoting the growth of every employee; In a family like environment, the company cares and takes care of every member like family members.

The goal of Concord Health Limited is to create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. Any great enterprise cannot do without a great mission, and profitability is not the ultimate goal pursued by a great enterprise. Our ultimate goal is to continuously empower mass entrepreneurs, aggregate more outstanding entrepreneurs, and jointly build a first-class digital ecological cloud sharing platform.

Concord Health Limited firmly believes that communication starts from the heart and takes customer satisfaction as its purpose. The company adheres to the Yi Jing cultural tenet of "harmony between people, harmony between heaven and earth", and promotes the spirit of "gratitude, altruism, respect, understanding, and tolerance" and the company values of "unity, morality, peers, and sharing". On the premise of recognizing the differences between "different" things, unify the different things into an interdependent and cohesive entity. And in the process of combining different things, absorb the advantages of each thing and overcome its disadvantages to achieve the best combination, thereby promoting the emergence of new things and promoting the development of things.

Overview of Our Company

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance. The company adheres to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, traces the meaning of "Harmony", and uses tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, creating a platform of universal alliance and respect. Create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. The group company attracts users through experiential tourism, utilizes users to connect with tourism routes and various commodities, and each industry sector operates independently and mutually assists in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call of "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

5

The company aims to provide intelligent, visual, precise and ecological system solutions and products for the medical industry, health industry, pension industry, enterprises and families, to help the medical and health care industry achieve digital transformation and upgrading, to expand the scope of services, to enhance service capabilities, to enhance user stickiness and satisfaction, and to promote the health care industry.Build upstream digital intelligence software and hardware products, system solution research and development and integration, service midstream to do a good job in market operation and content services, create a good use experience for downstream customers, truly solve the pain points of users, form a virtuous circle of digital intelligence health ecosphere, create first-class products, constantly innovate application scenarios, expand product market occupancy. Finally, the strategic objectives such as data capitalization will be achieved.

There are four types of identity conversions in the Hehe business circle. Numerous consumers, suppliers, promoters, and partners have undergone identity transformations or multiple identity mergers due to single or multiple relationships with Hehe International Group in terms of commodity consumption, supply, promotion, and equity participation, thus forming a stable "Hehe Business Ecosphere" to promote the generation of big data. Establishing such a business circle will generate increasing domestic demand with the increase of data, which will make sales easier and provide a consumption environment for incubation and entrepreneurship. This is also our mission to make entrepreneurship easier!

Hehe International establishes a business ecosystem through ten major sectors, and generates big data by sharing tourism, business alliances, and enterprise alliances to lock in members; Deepen the tourism market by utilizing the tourism routes and Didong individual tours that are professionally operated by members of Hehe Travel Agency; We use Hehe Mall to professionally manage the products that connect with our members, and achieve a supply and demand cycle of tourism routes and various products among our members. Create a model of "global big capital+integrated production and sales new business", and achieve the beautiful dream of "using tourism to gather a group of people from all walks of life with pursuit, harmonious mutual assistance, group heating, resource integration, cooperation and sharing, and creating a universal alliance and respected platform".

History and Development

Concord Health Limited was established on November 8, 2023, with its registered address at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Since its establishment, the company has been committed to promoting the creation of the Wanye Alliance. Adhering to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, tracing the meaning of "Harmony", we use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a universal alliance. Create an increasingly powerful altruistic assistance platform. By building an industrial relationship network with tourism as the focus, industrial development core and industrial chain, we will closely connect various sectors such as life clubs, tourism technology, commercial circles, industrial alliances, cultural media, Hehe International Business School, and the big health industry. We will continue to empower mass entrepreneurs, gather more outstanding entrepreneurs, and jointly create a first-class digital ecological cloud sharing platform.

By attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

6

The company's pioneering exploration and deep cultivation in the field of AI has accumulated rich experience in software and hardware technology and commercial project cases, and has applied for more than 100 new patent monographs.At the same time, it has a complete software and hardware R & D team, from product design, mold opening, bottom drawing board, driver, operating system to upper application and back-end service development, forming a mature R & D system.The company has accumulated abundant upstream industry supply chain resources, formed stable strategic cooperative relations with major well-known enterprises, is sensitive to the downstream market, and has the leading conditions and market opportunities for R & D of technologically advanced products.

At the same time, we establish a business ecosystem through ten major sectors, and generate big data by sharing tourism, business alliances, and enterprise alliances to lock in members; Deepen the tourism market by utilizing the tourism routes and Didong individual tours that are professionally operated by members of Hehe Travel Agency; By using Hehe Mall to professionally manage the products that connect with members, we can achieve a tourism route and supply and demand cycle of various products among members, create a Hehe Business District, and form a commercial ecological community.

In summary, our company has been committed to promoting the construction of the Wanye Alliance and the commercial ecological community since its establishment. Adhering to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, tracing the meaning of "Harmony", we use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a universal alliance.

The Industry

(1)Industry analysis

The tourism industry, is a comprehensive industry that relies on tourism resources and facilities, specifically or mainly engaged in attracting, receiving tourists, providing transportation, sightseeing, accommodation, catering, shopping, entertainment, and other six links. The tourism business should be composed of three parts: tourism industry, transportation and passenger transportation industry, and accommodation industry represented by hotels. They are the three pillars of the tourism industry. With the development of society and the improvement of people's living standards, the concepts and lifestyles of healthy living, happy living, and enjoying life have gradually been valued and welcomed by people. When people's living standards reach a certain level, they will invest their income into areas that meet higher-level needs. As a tourism industry that meets people's current needs, it undoubtedly has broad development space.

The tourism industry chain can be summarized using three verbs: "transportation", "travel", and "living". The tourism industry chain involves a wide range of segmented industries, including consumer services, transportation and other related industries. Among them, "travel" refers to industries related to travel, mainly involving transportation industries such as highways, railways, and aviation. "Tourism" refers to services directly related to residents' tourism, mainly involving tourist attractions or scenic spots, as well as enterprises that provide supporting operations, cultural promotion, and other related services for scenic spots. 'Accommodation' refers to the food and accommodation services required by residents during the tourism process, covering hotels, catering and other related enterprises.

Against the background of Internet development, scientific and technological progress, and favorable policies, the "tourism+" industry has continued to develop. Especially since the outbreak of the COVID-19, people have increasingly attached importance to health management and free travel after the release of closures. The "tourism+" industry has accelerated to penetrate online, and the "tourism+" industry has developed rapidly. From this, it can be seen that the "tourism+" industry has broad prospects.

7

(2)Industry data

I. Market size of the "tourism+" industry

The COVID-19 epidemic has affected the global tourism industry to some extent. The long-term and sustained COVID-19 epidemic is both a challenge and an opportunity. After the lifting of long-term oppressive restrictions on daily life, there is an explosive growth in demand for travel. The "tourism+" industry can take the opportunity to undergo thorough reforms, fully utilize new trends that have emerged before the epidemic, and continue to explore the "tourism+" comprehensive service model.

Although global economic growth is expected to slow down in 2022, with the general increase in vaccination rates, countries have gradually relaxed epidemic control measures and introduced strategies to promote tourism recovery, resulting in a continued increase in the growth rate of the tourism economy. The growth rate of global tourism revenue in 2022 reached 21.1%, an increase of 2 percentage points from 19.1% in 2021; In 2022, the global economic growth rate was 3.2%, a decrease of 2.8 percentage points from the 6.0% in 2021.

The World Tourism Cities Federation previously released the "World Tourism Economic Trends Report (2023)", which showed that in 2022, the total number of global tourists reached 9.57 billion, and the total global tourism revenue reached 4.6 trillion US dollars, recovering to 66.1% and 79.6% in 2019, respectively. The growth momentum of the tourism industry in 2023 is even more encouraging. The above report predicts that the total number of global tourists will reach 10.78 billion in 2023, and the total global tourism revenue will reach 5 trillion US dollars, recovering to 74.4% and 86.2% in 2019, respectively.

II. Market Structure of the "Tourism+" Industry

Compared with the corresponding proportion of GDP in 2019 before the pandemic, the proportion of total tourism revenue in the five major regions in 2022 is about 90% in the Middle East, 82.7% in the Americas, 82.2% in Europe, 75% in Africa, and 50% in the Asia Pacific region. It is expected that in 2023, Asia Pacific tourism will experience a small peak of growth, with both the total number of tourists and the growth rate of total income exceeding 25%; The growth rate of total tourist arrivals and total tourism revenue in Africa exceeds 10%; The total number of tourists and the growth rate of total tourism revenue in Europe, the Americas, and the Middle East have all dropped to within 10%.

III. The scale of the "tourism+" comprehensive service market

In recent years, due to the rapid development of the Internet and the economy, the scale of the "tourism+" comprehensive service market has continued to grow. In particular, since the COVID-19 in 2020, isolation and containment at home has become the normal state of people's lives. People attach importance to free travel and health after the release of the containment. The "tourism+" industry has accelerated its penetration into the online market, and the scale of the "tourism+" comprehensive service market has grown rapidly.

IV. The industrial structure of the "tourism+" comprehensive service market

From the perspective of market structure, the products and services provided by the "tourism+" comprehensive service market can be roughly divided into multiple production and service fields closely related to outbound travel, such as travel plan management services, food recommendation, shopping recommendation, homestay hotels, and travel methods.

8

(3)Industry pain points

I. Since entering the new century, the continuous development of productivity and the gradual improvement of living standards have effectively promoted the popularization of tourism activities. Frequent international economic and cultural exchanges and the evolution of lifestyles have also further promoted the diversification and refinement of demand forms such as business tourism, knowledge seeking tourism, adventure tourism, vacation tourism, shopping tourism, reward tourism, etc. The overall upward trend of the world tourism industry will not change, but it is sensitive to changes in the external environment and is affected by various factors, resulting in fluctuations in its growth. Additionally, due to the strong regional nature of tourism resources, different regions have different endowments of tourism resources, and the constraints of tourism development strategies and capabilities in various countries, the development level of tourism industry in various countries is also uneven.

II. The recovery of the global tourism industry in an uncertain environment will face five characteristics: firstly, the global economy is trapped in a series of development difficulties, and the difficulty of the recovery of the world tourism industry is much greater than that of the economic stability period. Different countries and regions will face varying degrees and types of environmental complexity, demonstrating different coping abilities, and thus generating different tourism development patterns. The second is that the focus of post epidemic restoration in the tourism industry is gradually shifting from quantity to quality, relying on global industrial cooperation and further improving the governance capabilities of the tourism industry in various countries. The third is that the recovery level of the tourism industry, inflation level, and labor shortage are three key variables that affect the quality of the world's tourism industry's recovery in the short term. Fourthly, in the medium to long term, the further development of the world economy and tourism industry will depend more on the improvement of total factor productivity; Improving the industry penetration rate of technology, increasing the attractiveness of the industry to knowledge talents, and forming a more intelligent and clever tourism policy and governance system are the key paths to reshape the growth model of the tourism industry and promote the rise of total factor productivity in the tourism industry. Fifth, the world tourism landscape will be reshaped through innovation. Innovation will be the core driving force for the further development of the world tourism industry and the main force for reshaping the new pattern of world tourism. The world tourism industry is entering a century of innovation.

III. Low customer trust, intense market competition, and single and inefficient promotion channels. At present, the most common promotional method is to assign people around the enterprise to distribute flyers or pass them on to customers through word of mouth. Considering that people often take self driving trips or sign up for tour groups with large and well-known travel agencies when there is a travel demand, the customer coverage of unknown small travel agencies or related "tourism+" comprehensive service enterprises in the entire "tourism+" comprehensive service industry is relatively narrow, Whether it is with well-known, large travel agencies or equally positioned enterprises, the market competition is very fierce.

IV. The utilization of internet traffic dividends is still lacking, and online tourism is becoming increasingly popular. However, many people have a lower attitude towards online tourism than traditional tourism, and cannot better appreciate the humanistic feelings. At present, if the tourism industry cannot keep up with the internet wave, it will be eliminated. Embracing the internet and exploring healthier and sustainable business models is more advantageous.

V. The lack of data analysis leads to weak personalized services, vague and inaccurate data on the specific needs of members, and uneven service levels. There are also differences in the level of tourism services in various countries and regions. The uneven level of service personnel, uneven service quality, and inadequate supervision are urgent problems that many "tourism+" comprehensive service enterprises need to solve.

VI. Difficult to reach the pain points and needs of users, lacking customized "tourism+" comprehensive service management solutions for users of different ages and needs. In the traditional tourism industry, travel agencies have the problem of providing few specialized travel plans or high service costs, and lack personalized customized travel plans for users of different ages and needs.

9

(4)Industry Forecast

I. Policies promote the development of the "tourism+" industry

In recent years, multiple policies have been introduced in multiple regions to promote the development of the "tourism+" industry, and multiple plans for the tourism industry have been successively released to encourage innovative development of the "tourism+" industry. In 2020, COVID-19 will spread all over the world, bringing unprecedented impact to the tourism industry. Governments in many places will encourage residents to close their homes and promote the development of online travel, Internet technology and other industries. It is expected that with the assistance of government policies, the "tourism+" industry will develop rapidly, promoting market expansion of the "tourism+" industry.

II. The increase in demand for outbound travel has boosted the development of the "tourism+" industry

From 2020 to 2025, due to the continuous improvement of residents' income level and quality of life and the lifting of the closure of the COVID-19, the awareness and concept of consumption such as health care and life enjoyment will gradually deepen, and the transition to a healthy and high-quality life demand will significantly increase residents' demand for travel consumption, and the consumption level will also continue to improve.

III. The intelligence of the "tourism+" industry drives the development of the tourism industry

With the popularization of the Internet and the improvement of technology, the intelligence level of the tourism industry is constantly improving, allowing people to enjoy scenic spots without leaving their homes, or to provide personalized services and customized travel management solutions for people with travel needs, taking into account all aspects of clothing, food, housing, and transportation, bringing great convenience to people, increasing their demand for travel, and driving the development of other economies through the tourism industry.

The World Tourism City Development Report 2022 shows that the development level of urban tourism informatization services and digital tourism development index are very high, with an average of 91, far higher than the 73 in 2021. This indicates that tourism cities have improved their application and popularity of tourism informatization, with a higher proportion of tourism related apps and online ticket purchases in scenic areas. Most cities transmit various information from official tourism apps, official websites, and social media accounts.

IV. The structural adjustment of the "tourism+" comprehensive service market and the rapid expansion of the "tourism+" comprehensive service market scale

Due to the impact of the epidemic, long-term home lockdowns have led to people's increasing emphasis on health management and travel, affecting traditional tourism management and increasing the trend of online tourism. In recent years, due to the rapid development of the Internet, the size of the online tourism market has continued to grow. In particular, since the closure of the COVID-19 was lifted, free travel has become one of people's consumption needs. The "tourism+" industry has attracted people's attention and accelerated its penetration into the online market. The scale of the online "tourism+" comprehensive service market has grown rapidly.

V. The "tourism+" comprehensive service market structure is enriched and optimized, and the market penetration rate is gradually increasing

From the perspective of market structure, the products and services provided by the "tourism+" comprehensive service market can be roughly divided into multiple production and service fields closely related to outbound travel, such as travel plan management services, food recommendation, shopping recommendation, homestay hotels, and travel methods. In recent years, with the demand for free travel and the development of technology, the penetration rate of the "tourism+" service market has been continuously increasing.

10

Our Solution

(1)Main consumer groups of products or services

With the continuous development of economic level, people gradually become wealthy. After meeting their basic survival needs, they often pursue higher spiritual needs. After the COVID-19 epidemic swept the world, people's awareness and concept of medical treatment have been accelerated.The outbreak and spread of the epidemic has made people deeply aware of the importance of protecting their health.In addition to focusing on basic prevention and control measures and vaccination, people are also paying more attention to improving their own immunity and health awareness to enhance their ability to resist diseases. At the same time, after the closure of the COVID-19 epidemic was lifted, people were forced to stay at home for a long time, which made them increasingly eager to go out and travel.

(2)The main reasons why consumers purchase products or services

I. With the development of the economy and the gradual prosperity of people, their attention to their own health and higher spiritual needs will continue to increase. Concord Health Limited provides a series of business opportunities and solutions to meet the needs of people to enjoy high-quality life and broaden their horizons and broaden their horizons.

II. With the lifting of the closure and control of the COVID-19, people are more and more aware of the value of life and the insignificance of human beings. Forced to maintain long-term home control makes people increasingly eager to travel, which will make scenic spots around the world welcome people's retaliatory travel after the COVID-19 epidemic.When people travel, they find that they have sub-health problems after a long period of inactivity, which also makes people more focused on improving their physical fitness and healthy life.

III. The process of determining a specific travel plan is very cumbersome, requiring not only the determination of the travel location, but also the arrangement of subsequent clothing, food, accommodation, and transportation. This will consume people's enthusiasm and patience for traveling, and many people are discouraged in determining their travel plans. As a big data "tourism+" comprehensive conglomerate, Concord Health Limited provides travel plan services and recommendations for subsequent travel arrangements for this group of people.At the same time, it recommends relevant service products for users according to their personal needs.In addition to the basic needs of food and hotels, many users have great interest in traditional Chinese medicine and health care service products.

Ⅳ. With the increase of people's age and the aggravation of the problem of population aging, people's attention to their own health and pension problems will continue to increase.How to prevent diseases, alleviate pain and improve the quality of life is the core issue of the health care industry.Hehe International Company has launched a digital and intelligent health care solution.Facing the elderly and their children, community workers and nurses, as well as doctors and nurses in the medical industry, this project provides them with data management of elderly archives, pension institutions, medical institutions, health care, life services, spiritual entertainment and other aspects of service management, intelligent monitoring, intelligent notification, medical advice and other intelligent services.The home-based and community-based pension model will have advantages in resource utilization and cost control.In the future, with the development of community pension services, the proportion of community pension will continue to increase, and the real-time information allocation of service and demand side will become an important opportunity for the development of Internet pension services.

(3) The company's current position and target position in the industry

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance. Since its establishment, the company has been committed to promoting the creation of the Wanye Alliance. Adhering to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, tracing the meaning of "Harmony", we use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a universal alliance. Create an increasingly powerful altruistic assistance platform.

11

At present, the company attracts users through experiential tourism, utilizing users to connect with tourism routes and various products. Each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of a global alliance and supply and demand loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

The company aims to provide intelligent, visual, precise and ecological system solutions and products for the medical industry, health industry, pension industry, enterprises and families, to help the medical and health care industry achieve digital transformation and upgrading, to expand the scope of services, to enhance service capabilities, to enhance user stickiness and satisfaction, and to promote the health care industry.Build upstream digital intelligence software and hardware products, system solution research and development and integration, service midstream to do a good job in market operation and content services, create a good use experience for downstream customers, truly solve the pain points of users, form a virtuous circle of digital intelligence health ecosphere, create first-class products, constantly innovate application scenarios, expand product market occupancy.Finally, the strategic objectives such as data capitalization will be achieved.

(4) Sales channels

I. Promotion of new media network platform: build your own brand on social media platforms such as Twitter, ins, Tiktok, promote your own services and products, establish contacts with potential customers, and increase exposure and popularity.

II. Franchise chain regional agency: By seizing the agency rights in the city, district, and county regions, opening multiple branches in the region based on specific market conditions, forming a franchise chain platform for Concord Health Limited, and expanding the coverage of Hehe business district.

III. Member system digital import and joint promotion platform: Through big data analysis, advertise to potential customers at appropriate times and scenarios, such as providing solution management services and entrepreneurial empowerment for those with tourism plan management needs and entrepreneurial intentions.

IV. Wanye Alliance and Hehe Business Ecosphere: Through the establishment of Wanye Alliance and Hehe Business Ecosphere, enterprises are empowered to optimize industrial efficiency, improve information accuracy, integrate relevant resources, reduce operational costs and risks, and help expand new opportunities in the digital business ecosystem market.

V. Partner marketing: Collaborate with relevant business franchisees, such as hotels, travel clubs, etc., to recommend their services and products to customers, increase awareness and exposure.

VI. Recommendation and word-of-mouth marketing: By providing high-quality services and products, customers who purchase services and products are satisfied and leave positive reviews, allowing more potential customers in the wait-and-see stage to understand and serve, and improving awareness and exposure.

Our Products And Services

Under the promotion of the overall environment, Concord Health Limited, relying on tourism, has created a first-class digital ecological cloud sharing platform, and possesses multiple advanced technologies and patents. It has dedicated itself to developing various series of products, which are roughly listed as follows:

(1)A platform centered on tourism: Concord Health Limited has launched the 100 degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, and Tourism Technology. Each platform has played a different role and provided great help to facilitate mutual cooperation among other sections. For example:

12

I. 100 degree travel and life club. Create an online and offline chain service platform for travel enthusiasts and members. The club provides services for members' travel, travel information, travel legal information, friend gatherings, member supermarkets, and more. Club Mission: Shared Tourism+Big Health+Entrepreneurship Incubation. Club Vision: Becoming a destination for global travel enthusiasts' physical and mental entertainment. Club culture: Happy and happy, making money while playing.

II. Hehe International Travel Agency. Hehe International Travel Agency implements butler style services to create a unique travel experience. Tourism has shifted from a sightseeing style "one visit" to a customized deep experience and free travel. The company develops routes, connects users to hometown scenic spots, and connects with local community supply routes. With the support of big data, the development of branches and service outlets nationwide has completed capital listing, original stock allocation, government linkage, and good services to drive local tourism economy. Unique route design enhances the experience and creates a happy journey.

III. Didong, a game app. Passengers can determine their destination through the app and communicate with local tourism agents (pick ups) to negotiate travel strategies through an intelligent interactive system. After receiving the order, the recipient can mobilize the large database system to provide reasonable and professional advice. During the game, tourists can also choose local specialties through alliance merchants and send them directly to their homes through logistics, achieving a relaxed travel and shopping experience. The APP public welfare system can achieve charitable acts for tourists while traveling to the local area, and the interactive system can provide convenience for tourism experts to enjoy beautiful scenery and delicious food. Online ride hailing has its own advantages, while free travel has its own advantages.

IV. Tourism technology is committed to allocating technology for the tourism industry. A professional technology research and development team will make tourism high-tech: artificial intelligence, augmented reality, autonomous delivery, blockchain, neural interfaces, quantum computing, space tourism, virtual reality, etc. will bring changes to the tourism industry.

(2)Business District and Industrial Alliance:

I. Hehe Business District (Business Alliance). Hehe International shares big data with various businesses. The company drives consumption through tourism, uses the Didong individual game app to connect with merchants, carries out online and offline linkage promotion, and ultimately creates the Wanye Alliance merchant platform.

II. Hehe Industrial Alliance. Hehe International Group is relying on tourism to establish big data, create a business ecosystem of the Wanye Alliance, and achieve a closed-loop supply and demand. At the same time, it is deeply integrating the supply chain and establishing an industrial alliance through equity, providing opportunities for entrepreneurs and industrialists to develop together.

(3)Cultural media company: Build a new media platform, focusing on presenting interesting professional content. Based on the platform's big data, the company's flagship travel and cultural media platform "Wanlv Lantern Story". Either with a clear perspective or a lingering charm, using stories to warm people's hearts and enriching spiritual life with culture. With this as the core, we will create new media matrices such as WeChat public platform, Tiktok short video, and explore multiple vertical fields such as literature, video, publishing, and women's growth. In the future, we will operate in a "content+video+alliance business district" model, leveraging the advantages of online communication to help various enterprises and businesses promote and promote. At the same time, we will continue to work closely with well-known brands and outstanding elites from all walks of life, constantly explore and innovate, and aspire to become a leading cultural life brand in the country, connecting a wider audience, creating higher value, and warming more people with culture.

13

(4) Hehe International Business School: Through training professional mentors, Hehe International Business School is committed to disseminating Chinese culture to the general public and utilizing the Hehe Supply and Demand 3.0 mechanism. Hehe International Confucian Business School provides professional incubation and guidance for alliance enterprises, customizes market solutions for alliance merchants, and systematically builds and builds business teams, making entrepreneurship easier.

(5) Medical and health industry: Hehe International has launched the Hehe Well-off and Big Health sector. At present, Concord Health Limited has a series of popular health products in the field of big health, such as Nuoli fruit enzyme solution, fragrant moxibustion, etc., which are also closely related to our daily food safety series, always safeguarding our health.In addition, the company has also developed a digital intelligent health care product, which has the function of health housekeeper + and the intelligent service system for enjoying the old life. It can collect health data and provide related health management services, such as:

Ⅰ. Didong health housekeeper + function.It provides health management services for chronic diseases, and has the characteristics of detecting the health status of the body at any time and anywhere, and automatically storing health data.In the case of abnormal health data, it will send an alarm signal.In specific emergency situations, it will send rescue signals to relevant people, institutions, etc.

Ⅱ. Intelligent service system for enjoying old life.The intelligent service system for enjoying the old life is a comprehensive system.It has online consultation management service system, healthy diet service system, health exercise video tutorial and family doctor contract service platform.The system contracts professional doctors, provides online consultation medical services, provides effective health management for customers, carries out one-stop safety management, and realizes the enjoyment of digital and intelligent home-based pension life.

Ⅲ. Digital Intelligence Health Extension Service.The product will further set up digital intelligence early warning service platform, health management platform, operation management platform, business expansion platform, mall operation platform and other platforms to realize health examination system, health management system and health data through four aspects of health service, safety service, medical service and convenient service system for the elderly.Personal and family security guard, health warning care system, doctor service system and appointment service system complement each other, video calls, profiles, shopping one-click.

In the future, Concord Health Limited will continue to develop and improve product and system platforms based on the different needs of consumer groups, continuously empower mass entrepreneurs, gather more outstanding entrepreneurs, and jointly create a first-class digital ecological cloud sharing platform.

Our business model

Concord Health Limited fully utilizes innovation, integration, fusion, and cross-border integration, utilizes its technological background advantages, strengthens internet thinking, adheres to complementary advantages, and promotes the expansion of the Hehe business ecosystem, mainly through the following four modes:

(1) The "tourism+" model: The commodity society and market economy have fully entered the era of meager profits. In the era of meager profits, we need to win by quantity, and Hehe International Group has provided a platform for Wanye Alliance and resource integration through the "tourism+" business model. At the same time, the huge growth of the global tourism market and the demand for group development in various industries have also facilitated the use of the Didong Personal Game App by Hehe Group to lock in terminals and generate big data. Each merchant can use Didong Geyou to establish a connection, and merchants can achieve alliance sharing between supply and demand through their own product sales revenue and the revenue from alliance with other merchants' products. Tourism drives consumption, consumption drives supply! The "tourism+" alliance model can form a closed-loop supply and demand, achieving an internal consumption cycle.

14

(2) Business ecosystem: Hehe International establishes a business ecosystem through the transformation of other sectors, as well as the four identities of consumers, suppliers, promoters, and partners. It generates big data by sharing tourism and locking in members through business alliances and enterprise alliances, and deepens tourism demand through the professional operation of Hehe Travel Agency's member docking tourism routes and Didong individual tours; We use Hehe Mall to professionally manage the products that connect with our members, and achieve a supply and demand cycle of tourism routes and various products among our members. Due to the accumulation of 10% of the revenue generated by connecting routes and various products as consumption points, the cyclic snowball effect has generated greater purchasing power, further increasing the increment of connecting member data. By generating new product consumption from new members and importing it into tourism in various regions, consumption can once again be generated and involved in various resources, alliance development, and expanding the business circle.

(3) The circular consumption economic model of re-sale-reproduction-redistribution: In the traditional sales model, whether it is agency system, direct sales or e-commerce, the channel team accounts for 40% -80% of the sales, and the additional costs generated by the sales channels need to be paid by consumers.Hehe International Company has broken the restrictions of the traditional sales model, boldly adopted the circular consumption economic model of "re-sale-reproduction-redistribution", reduced the sales volume occupied by sales intermediaries, and improved the enthusiasm of users for consumption.Users consume 10,000 yuan, resell and redistribute, and can get up to 30,000 expected distribution rights (in kind or options or cash). If there is no sale, there will be no distribution.Under the e-commerce mode of the merchant APP, you can get a free share after purchasing the product, which is the basis for calculating the weighted distribution of sales. According to personal needs, you can get points by transferring the share through different ways, and the points can be exchanged for the physical goods or options or cash that users need.This model promotes the prosperity of the company's product side, the happiness of the agent seller, and the satisfaction of the user buyer, and achieves the unity of the three parties in the sales process.

(4) "Amoeba"business model: The company takes each"Amoeba" as the core, implements self-planning, independent accounting, promotes the independent growth of employees, makes every employee the protagonist, guarantees the participation of all employees in the operation, and achieves the rapid development of the enterprise by creating a passionate collective, relying on the wisdom and efforts of all employees to achieve business objectives.

Our Competitive Strengths

Concord Health Limited, through its unique and powerful online and offline linkage capabilities, builds an industrial relationship network with tourism as the focus, industrial development core, and industrial chain, closely connects sections such as life clubs, tourism technology, commercial districts, industrial alliances, cultural media, Hehe International Business School, and the big health industry, continuously empowering mass entrepreneurs and aggregating more outstanding entrepreneurs, Jointly build a first-class digital ecological cloud sharing platform.

By attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

In the trend of economic globalization, the demand for tourism industry and healthcare is constantly increasing. Combined with the development plan of Concord Health Limited, its competitive advantages can be summarized as follows:

(1)       User data. Concord Health Limited, through its unique and powerful online and offline linkage capabilities, accurately matches individual needs with a powerful digital system. The combination of online and offline methods can attract more user traffic and help Concord Health Limited effectively expand its market share.

15

(2)       Professional services. Concord Health Limited can conduct comprehensive digital construction and transformation of traditional tourism management and business alliance products and services based on proprietary technology paths. Utilizing big data to analyze object demand data and providing personalized services and products that are more suitable for individuals based on the data provided by intelligent systems can meet the needs of different groups of people.

(3)       Brand awareness. Concord Health Limited will create and form a high visibility brand benefit through various advertising investments and distribution, as well as its own high-quality service level, diversified service content, and innovative business scope that keeps up with the times, to help the company stand out in the fierce market competition.

(4)       Diversified service content. Concord Health Limited will provide diversified service content based on the different needs of social groups, including online and offline services, to help users better meet their needs, improve user satisfaction and loyalty, and lock in user traffic.

(5)       Social media channels. Concord Health Limited will promote through various social media channels. This can help enterprises promote their services and attract more users. At the same time, through online social platforms, Concord Health Limited can better promote communication and interaction between enterprises and users, and gain a deeper understanding of users' needs for travel and related activities in the contemporary economic and cultural conditions of society.

Our Challenges

(1) The market competition is fierce. When it comes to comprehensive tourism enterprises, we have to mention American Express. American Express is the world's largest global company in tourism services, comprehensive finance, financial investment, and information processing. American Express was founded in 1850 and is headquartered in New York, USA. American Express is the world's largest global company in tourism services and comprehensive finance, financial investment, and information processing. It holds a leading position in credit cards, traveler's checks, tourism, financial planning, and international banking. It is the only service company among the top 30 companies in the Dow Jones Industrial Average that reflect the US economy.

American Express is headquartered in New York City and operates primarily through its three major branches: American Express Travel Related Services, American Express Financial Advisors, and American Express Bank. American Express Travel Related Services is one of the world's largest travel agencies with over 1700 travel offices worldwide. American Express Travel related services provide personal customers with charge cards, credit cards, and traveler's checks, as well as company cards and expense management tools to help companies manage their expenses in business travel, social activities, and procurement. The company also provides travel and related consulting services to individuals and companies around the world.

There is fierce competition in the "tourism+" market, and major companies are entering this field to provide various innovative solutions. For a newly established big data "tourism+" comprehensive conglomerate, it is difficult to stand out in the market compared to competitors who have already established brands and customer groups.

(2) Technical challenges. Big data "tourism+" integrated group companies need advanced technological capabilities to meet users' needs for real-time data, virtual reality, and augmented reality technologies. But the development and application of these technologies require a large amount of capital and human resources investment, especially for startups, which often find it difficult to bear these risks and costs.

(3) Lack of a stable profit model. In the field of "tourism+" comprehensive management and operation, the profit model is not clear, and companies often rely on hotels, amusement projects, or cooperation with tourist attractions to obtain income. However, due to fierce market competition, the platforms on which advertisers are willing to invest funds are limited, and collaborating with brands also requires establishing a reliable user base and brand image, which is a challenge for startups.

16

(4) It is difficult to cultivate and retain users. Big data "tourism+" comprehensive group companies need to attract users, cultivate user stickiness, and maintain user activity. However, this requires continuous provision of valuable content and experiences, as well as interaction and participation with users. For start-up companies, they often lack sufficient resources and capabilities to meet user needs, leading to user churn.

(5) Regulatory and policy limitations. The operation of "tourism+" comprehensive services involves the collection, storage, and use of user data. Some countries and regions have formulated strict regulations and policies regarding personal privacy and data security. Big data "tourism+" comprehensive group companies need to spend a lot of effort and resources to ensure compliance with relevant protection of user privacy and data security.

Overall, big data "tourism+" comprehensive conglomerate companies face operational weaknesses in fierce market competition, technological challenges, unstable profit models, difficulties in user cultivation and retention, and regulatory and policy restrictions. To solve these problems, companies need to have innovative capabilities, financial strength, and effective market promotion strategies. At the same time, they need to cooperate with relevant government departments and industry institutions to jointly promote the development of the healthcare industry.

Our market opportunity

Against the backdrop of current internet development, technological advancements, and favorable policies, the tourism and healthcare industry is showing a sustained trend of development. Especially since the outbreak of the COVID-19, people's attention to physical health and the demand for going out after being forced to stay at home for a long time have been constantly improving, which has also accelerated the pace of online penetration of the tourism and medical health industry, and the tourism scheme management business has developed rapidly.

However, in the open social sphere, it is currently difficult to form a dominant situation. Due to the diversification of market demand, people have varying preferences for the content of health management plans, resulting in multiple competitors participating in the competition together. Although the market competition is fierce, it also provides opportunities for Concord Health Limited to seize the market opportunity.

As a competitive enterprise, Concord Health Limited should actively adapt to changes in market demand, actively seek development opportunities, and seize the opportunity in the current international situation. Firstly, the company should closely monitor consumers' needs and preferences for tourism plan management services, and launch more personalized and differentiated products and services for different groups of people. Secondly, the company should strengthen cooperation with relevant enterprises and achieve rapid development through resource sharing and mutually beneficial cooperation models. At the same time, the company also needs to increase investment in technological innovation, utilize advanced technologies such as artificial intelligence big data analysis, and improve the efficiency of product research and operation, providing consumers with a higher quality experience.

In addition, when facing the international market, Concord Health Limited should also actively expand overseas markets and seek more partners and customers. By formulating a scientific internationalization strategy and combining local market demand and cultural characteristics, we aim to promote the company's rapid development in overseas markets.

In short, the current international situation provides broad development space for Concord Health Limited to seize the market opportunity. Companies can achieve rapid development and market leadership by closely monitoring market demand, strengthening cooperation, increasing investment in technological innovation, and expanding overseas markets.

17

What we do

Concord Health Limited is a comprehensive group company that has developed from a travel agency to rely on tourism, create big data, and achieve the "Tourism+" big data alliance. By attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

Our Corporate Structure

Our company implements a general manager responsibility system under the leadership of the board of directors, with the CEO of the product company leading the heads of finance, administration, human resources, marketing, operations, IT, and strategic planning departments. Xiaobin Mei serves as the Chairman, Jinxin Dong serves as the Chief Financial Officer, Huahua Huang serves as the Chief Marketing Officer, and Kaijin Duan serves as the Chief Technical Officer. The management team consists of several core personnel to ensure that the company operates in a legal and compliant manner while also ensuring business development.

Organizational Chart of the Group Company

18

Our Strategy

(1) 2023 Enterprise Planning and Preparation Period:

The establishment of the franchise chain platform of Concord Health Limited has been completed; By utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors and achieving a business ecosystem of a global alliance and a closed-loop supply and demand.

(2) Promotion and expansion of financing mergers and acquisitions in 2024:

I. Utilize the membership system of government departments and relevant associations to promote the establishment of the Hehe Business District membership system on the digital cloud sharing ecological platform of Concord Health Limited;

II. Build a business headquarters base for Concord Health Limited, forming a new ecological environment for the integration and mutual development of multiple business formats and promotion of entrepreneurship;

III. Acting as an agent for the "Tourism+" comprehensive brand product service to expand sales online and offline in the domestic market, building a digital "Tourism+" comprehensive service management chain organization for Concord Health Limited and integrating online and offline membership systems;

IV. Initiate the Nasdaq listing process.

(3) Patent application, industrial expansion, and listing bell ringing transactions in 2025:

I. Complete the theoretical system and service management plan for the protection of independent brand patents and intellectual property rights;

II. Expansion of domestic market sales of independent brand products; Improve the online and offline chain organization of Concord Health Limited's Thousand Cities and Ten Thousand Stores;

III. Financing, mergers and acquisitions of upstream and downstream enterprises and high-quality products in the "tourism+" comprehensive industrial chain. Assist other enterprises in creating customized and independently developed brand products by Concord Health Limited;

IV. Listing on NASDAQ and rings the bell.

(4) Expected to complete brand layout and improve international market by 2026:

I. Hehe International's own brand intelligent products enter the international medical market;

II. Financing and mergers and acquisitions to help more other corporate brands enter the international trade market;

III. Establish an international digital cloud sharing ecosystem platform with a certain scale;

IV. Establish a data system for tens of millions of national members.

Risk Factors Summary

As a group company that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance, the factors that affect its operations can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Physical condition and population structure. Under the overall condition of physical fitness and stable population structure, the market prospects of big data "tourism+" comprehensive group companies will be relatively stable. If there are changes in physical fitness and population structure, such as an overall decline in people's physical fitness or an aging population, the market prospects of big data "tourism+" comprehensive group companies will be affected.

19

II. Economic development level. The level of economic development also has a certain impact on the market prospects of big data "tourism+" comprehensive group companies. When the level of economic development is high, people will not only meet their basic survival needs, but also pay more attention to the quality of life. People's demand for a healthy life will also increase, which will promote the development of big data "tourism+" comprehensive group companies.

III. Social and cultural background. The social and cultural background will also affect the market prospects of big data "tourism+" comprehensive group companies. In a society that emphasizes the prohibition of random travel, the development of big data "tourism+" comprehensive group companies may be restricted; In a more open and free society that encourages travel, the market prospects of big data "tourism+" comprehensive group companies may be better.

IV. Social legal system. The social legal system has an impact on the operation of big data "tourism+" comprehensive group companies. If the social legal system is sound, big data "tourism+" comprehensive group companies will have greater opportunities. If the social legal system is not sound, big data "tourism+" comprehensive group companies will face greater risks. Due to legal policies prohibiting random travel, people will lose their desire to travel, leading to a decrease in travel demand.

V. Internet technology. The development of internet technology has an impact on the operation of big data "tourism+" comprehensive group companies. The development of digital and intelligent big data "tourism+" integrated group companies depends on the development of contemporary internet technology, which cannot meet the needs of internet technology and will face the risk of being eliminated.

VI. Economic globalization. Economic globalization has made the market competition for big data "tourism+" integrated group companies more intense, and the geographical scope of tourism service solutions is no longer limited to a single region, but looking at countries around the world. Therefore, enterprises need to improve their competitiveness by improving service quality.

(2) Internal factors within the company

I. Cultural values. The cultural values of a big data "tourism+" comprehensive conglomerate company will determine the ethical bottom line and code of conduct of the enterprise, directly affecting its internal employees and customers.

II. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task for enterprises to ensure that employees have the ability to meet the company's development needs.

III. Organizational structure and management mode: The organizational structure and management mode of a company can affect the working atmosphere and incentive mechanism of internal employees, thereby affecting the performance and customer satisfaction of the company.

IV. Financial condition. Big data "tourism+" comprehensive conglomerate companies need stable financial conditions to support their operations and development, which requires them to plan their budgets reasonably, control costs, and seek financial support.

V. Product or service innovation. Big data "tourism+" integrated group companies need to constantly innovate to ensure product competitiveness, which requires innovative talents in the enterprise to constantly explore and try new products or services.

VI. Customer satisfaction. Customer satisfaction is one of the key indicators of enterprise development, which determines customer loyalty and recommendation to the enterprise, and has a positive impact on the enterprise.

VII. Brand building and promotion. Enterprises need to enhance their awareness and reputation through brand building and promotion, which helps to attract more outstanding talents and customers and increase their market share.

VIII. Partnership. Enterprises need to establish good cooperative relationships with other relevant enterprises to achieve resource sharing, mutual benefit, and further expand their business scope.

Overall, the market prospects of Concord Health Limited as a big data "tourism+" comprehensive conglomerate depend on many factors. However, with the development of society and the continuous increase in people's demand, as well as the good construction of its own brand, the development prospects of big data "tourism+" comprehensive conglomerate companies still have great potential.

20

Trademarks

The trademark of Concord Health Limited is shown in Graph I. The trademark of Concord Health Limited is mainly composed of a Chinese name and a graphical representation of "He", highlighting the company's name. The purpose of this design is to connect the company name and trademark, and to make it clear to customers at a glance, create an impression, and firmly remember it in their hearts. The graphic representation of "He" above the main body of the trademark name, as well as the use of elements such as Tai Chi, Heaven, Earth, and People, and a smiling face, can intuitively display the cultural connotations of our company to customers, allowing them to have a clear understanding of our company's adherence to the culture of the Book of Changes, harmony between heaven, earth, and people, as well as the principles of being happy, playing, and making money. In the company name, "harmony" means harmony, peace, and harmony, while "harmony" means combination, integration, and cooperation. In addition, our trademark mainly consists of yellow and white colors, with colors such as yellow and brown representing calmness and providing a reliable feeling to people.

Graph I

In addition to trademarks, we also involve some intellectual property issues in our business process. Among them, the most likely types of intellectual property that Concord Health Limited is involved in are as follows:

(1)       Invention patents: If a company has unique technological innovation in the development of intelligent products and tourism management solutions, it can apply for invention patents to protect its exclusive rights in the field. Invention patents are aimed at true technological innovation, requiring "novelty", "creativity", and "practicality".

(2)       Utility model patents: In addition to invention patents, companies can also apply for utility model patents to protect the new structure, shape, or combination of products. Compared to invention patents, utility model patents have lower requirements, with a focus on product appearance design and functional innovation. For example, companies can apply for utility model patents for the exterior design and construction of moxibustion and fragrant moxibustion to gain an advantage in market competition.

(3)       Trademark: A trademark is a symbol used to distinguish the source of a product or service, which can be text, patterns, graphics, colors, etc. The company can use unique trademarks for its moxibustion, fragrant moxibustion, and tourism management solutions, so that consumers can identify and recognize the company's products. The registration of trademarks can provide legal protection to prevent unauthorized use of the same or similar trademarks by others.

(4) Copyright: The tourism management plan may involve the creation of software programs, algorithms, interface design, and other aspects. These creations can be protected through copyright law. After the software development is completed, the company can register the copyright of the source code and related documents to ensure exclusive rights to these creations.

(5) Industrial design patents: The appearance design of smart devices can also be protected through industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of products, ensuring that the company has a competitive advantage in the market through patent protection.

21

In addition to the types of intellectual property mentioned above, there are also some other intellectual property rights that can be applied to related products such as product formulas and tourism management solutions, such as integrated circuit layout design patents, training material copyrights, etc. Specific protection strategies need to be formulated based on the company's business model, technological innovation points, and market needs. Before applying for a patent or trademark, we will conduct sufficient patent and trademark searches to ensure that the intellectual property applied for does not infringe on the rights of others. In addition, timely application and maintenance of intellectual property rights is also very important, which can prevent others from infringing on the company's technology and brand, and protect the company's interests and competitive advantage.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

22

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Corporate Information

Our principal executive office is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

23

THE Offering

Issuer	Concord Health Limited

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$4.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Product Development

Development of tourism plans

Build upstream and downstream ecological chain

Decoration of physical store storefronts

Online and offline media promotion

Talent Team Building

Build directly operated stores

Sales channel laying

Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “HHGJ” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

24

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

WHOLESALE-MEDICAL, DENTAL & HOSPITAL EQUIPMENT & SUPPLIES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

25

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

26

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the Cayman. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

27

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and after processing we sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

28

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

29

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our USEE brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The e-commerce market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the e-commerce industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

30

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

31

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

32

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled in Cayman, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

33

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

34

A severe or prolonged downturn in the global or British economy could materially and adversely affect our business and our financial condition.

Although the British economy expanded well in the last two decades, the rapid growth of the British economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of Cayman and financial authorities of some of the world’s leading economies, including the United States and Cayman. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among Cayman and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in Cayman are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in Cayman. Any severe or prolonged slowdown in the global or British economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Government regulation of the Internet and ecommerce in the U.S. and globally is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and ecommerce in the U.S. and globally. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or ecommerce. It is possible that general business regulations and laws, or those specifically governing the Internet or ecommerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

35

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our 1P sales subject to our return policy. See “Business—Logistics Network and Value-added Services—Warranties and Refunds.” If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

36

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

37

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2022 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

38

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

39

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

40

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

41

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

42

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, tourism and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

43

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

44

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $ 4.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $ 4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		20%
Development of tourism plans		10%
Build upstream and downstream ecological chain		15%
Decoration of physical store storefronts		10%
Online and offline media promotion		5%
Talent Team Building		10%
Build directly operated stores		15%
Sales channel laying		5%
Business Negotiation		5%
Other operating liquidity		5%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

45

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

46

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2022 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ 4.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

47

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2022 was $ or approximately $ per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be $ or approximately $ per Ordinary Share. This would result in dilution to investors in this offering of approximately $ per Ordinary Share or approximately % from the assumed offering price of $ per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2022
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2022, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $ 4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

48

CORPORATE HISTORY AND STRUCTURE

Corporate History

Concord Unity Limited, which is a BVI business company established on September 26, 2023.

Concord Health Limited, a Cayman company established on November 8, 2023, is the issuer of the ordinary shares provided in this prospectus.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

(The picture of Corporate Structure)

49

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance. The ten major sectors under the group company form a commercial ecosystem: 100 degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, Tourism Technology, Hehe Business District, Hehe Industrial Alliance (physical alliance, agricultural development, tourism investment), Hehe Xiaokang, cultural media, Hehe International Business School, and the big health industry. Among them, the Hehe International Union and the Hehe Xiaokang sector, as well as the big health industry sector, inject new vitality into the traditional Chinese medicine industry based on tourism. With the development of society and changes in lifestyle, people's concept of health and wellness is increasingly strengthened, and their thirst for safe, nutritious, and high-quality food is also increasing. In this social context, the big health sector of Hehe International Group has emerged. At present, there are popular health products in the health field of Hehe International, such as moxibustion and fragrant moxibustion, which are also closely related to our daily food safety series, always safeguarding our health.

Concord Health Limited is a company with a strong traditional Chinese cultural atmosphere. The company's vision is to trace the meaning of "Hehe" and use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, creating a respected platform for a universal alliance. Concord Health Limited has three different positioning corporate environments: company=military+school+family. A military like environment, with all company members pursuing iron like discipline; In a school like environment, the company focuses on promoting the growth of every employee; In a family like environment, the company cares and takes care of every member like family members.

The goal of Hehe International is to create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. Any great enterprise cannot do without a great mission, and profitability is not the ultimate goal pursued by a great enterprise. Our ultimate goal is to continuously empower mass entrepreneurs, aggregate more outstanding entrepreneurs, and jointly build a first-class digital ecological cloud sharing platform.

Concord Health Limited firmly believes that communication starts from the heart and takes customer satisfaction as its purpose. The company adheres to the Yi Jing cultural tenet of "harmony between people, harmony between heaven and earth", and promotes the spirit of "gratitude, altruism, respect, understanding, and tolerance" and the company values of "unity, morality, peers, and sharing". On the premise of recognizing the differences between "different" things, unify the different things into an interdependent and cohesive entity. And in the process of combining different things, absorb the advantages of each thing and overcome its disadvantages to achieve the best combination, thereby promoting the emergence of new things and promoting the development of things.

50

Our History and Development

Concord Health Limited was established on November 8, 2023, with its registered address at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Since its establishment, the company has been committed to promoting the creation of the Wanye Alliance. Adhering to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, tracing the meaning of "Harmony", we use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a universal alliance. Create an increasingly powerful altruistic assistance platform. By building an industrial relationship network with tourism as the focus, industrial development core and industrial chain, we will closely connect various sectors such as life clubs, tourism technology, commercial circles, industrial alliances, cultural media, Hehe International Business School, and the big health industry. We will continue to empower mass entrepreneurs, gather more outstanding entrepreneurs, and jointly create a first-class digital ecological cloud sharing platform.

By attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise. Concord Health Limited vigorously promotes the "tourism+traditional Chinese medicine" model. Through tourism, it utilizes big data platform analysis and combines different customer needs and body data to launch traditional Chinese medicine health management solutions and service products that are more suitable for different individual needs.

The company's pioneering exploration and deep cultivation in the field of AI has accumulated rich experience in software and hardware technology and commercial project cases, and has applied for more than 100 new patent monographs. At the same time, it has a complete software and hardware R & D team, from product design, mold opening, bottom drawing board, driver, operating system to upper application and back-end service development, forming a mature R & D system. The company has accumulated abundant upstream industry supply chain resources, formed stable strategic cooperative relations with major well-known enterprises, is sensitive to the downstream market, and has the leading conditions and market opportunities for R & D of technologically advanced products.

At the same time, we establish a business ecosystem through ten major sectors, and generate big data by sharing tourism, business alliances, and enterprise alliances to lock in members; Deepen the tourism market by utilizing the tourism routes and Didong individual tours that are professionally operated by members of Hehe Travel Agency; By using Hehe Mall to professionally manage the products that connect with members, we can achieve a tourism route and supply and demand cycle of various products among members, create a Hehe Business District, and form a commercial ecological community.

In summary, our company has been committed to promoting the construction of the Wanye Alliance and the commercial ecological community since its establishment. Adhering to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, tracing the meaning of "Harmony", we use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a universal alliance.

Our Products and Service

Under the promotion of the overall environment, Concord Health Limited, relying on tourism, has created a first-class digital ecological cloud sharing platform. Through tourism, it has assisted the development of the big health and traditional Chinese medicine industries, and has multiple advanced technologies and patents. It has devoted itself to developing a variety of series of products, which are roughly listed below:

51

(1)A platform centered on tourism. Concord Health Limited has launched the 100 Degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, and Tourism Technology, all of which have played different roles and provided great help to assist other sectors in collaborating with each other. For example:

I. 100 degree travel and life club. Create an online and offline chain service platform for travel enthusiasts and members. The club provides services for members' travel, travel information, travel legal information, friend gatherings, member supermarkets, and more. Club Mission: Shared Tourism+Big Health+Entrepreneurship Incubation. Club Vision: Becoming a destination for global travel enthusiasts' physical and mental entertainment. Club culture: Happy and happy, making money while playing.

II. Hehe International Travel Agency. Hehe International Travel Agency implements butler style services to create a unique travel experience. Tourism has shifted from a sightseeing style "one visit" to a customized deep experience and free travel. The company develops routes, connects users to hometown scenic spots, and connects with local community supply routes. With the support of big data, the development of branches and service outlets nationwide has completed capital listing, original stock allocation, government linkage, and good services to drive local tourism economy. Unique route design enhances the experience and creates a happy journey.

III. Didong a game app. Passengers can determine their destination through the app and communicate with local tourism agents (pick ups) to negotiate travel strategies through an intelligent interactive system. After receiving the order, the recipient can mobilize the large database system to provide reasonable and professional advice. During the game, tourists can also choose local specialties through alliance merchants and send them directly to their homes through logistics, achieving a relaxed travel and shopping experience. The APP public welfare system can achieve charitable acts for tourists while traveling to the local area, and the interactive system can provide convenience for tourism experts to enjoy beautiful scenery and delicious food. Online ride hailing has its own advantages, while free travel has its own advantages.

IV. Tourism technology is committed to allocating technology for the tourism industry. A professional technology research and development team will make tourism high-tech: artificial intelligence, augmented reality, autonomous delivery, blockchain, neural interfaces, quantum computing, space tourism, virtual reality, etc. will bring changes to the tourism industry.

(2) Business District and Industrial Alliance:

I. Hehe Business District (Business Alliance). Hehe International shares big data with various businesses. The company drives consumption through tourism, uses the Didong individual game app to connect with merchants, carries out online and offline linkage promotion, and ultimately creates the Wanye Alliance merchant platform.

II. Hehe Industrial Alliance. Hehe International Group is relying on tourism to establish big data, create a business ecosystem of the Wanye Alliance, and achieve a closed-loop supply and demand. At the same time, it is deeply integrating the supply chain and establishing an industrial alliance through equity, providing opportunities for entrepreneurs and industrialists to develop together.

(3) Cultural media company: Build a new media platform, focusing on presenting interesting professional content. Based on the platform's big data, the company's flagship travel and cultural media platform "Wanlv Lantern Story". Either with a clear perspective or a lingering charm, using stories to warm people's hearts and enriching spiritual life with culture. With this as the core, we will create new media matrices such as WeChat public platform, Tiktok short video, and explore multiple vertical fields such as literature, video, publishing, and women's growth. In the future, we will operate in a "content+video+alliance business district" model, leveraging the advantages of online communication to help various enterprises and businesses promote and promote. At the same time, we will continue to work closely with well-known brands and outstanding elites from all walks of life, constantly explore and innovate, and aspire to become a leading cultural life brand in the country, connecting a wider audience, creating higher value, and warming more people with culture. Using cultural media to promote its traditional Chinese medicine service products, vigorously promoting traditional Chinese medicine culture, clarifying the efficacy and role of traditional Chinese medicine service products, promoting the further implementation of the "tourism+traditional Chinese medicine" model, and providing strong support for the development of the big health and traditional Chinese medicine industry.

52

(4) Hehe International Business School: Through training professional mentors, Hehe International Business School is committed to disseminating Chinese culture to the general public and utilizing the Hehe Supply and Demand 3.0 mechanism. Hehe International Confucian Business School provides professional incubation and guidance for alliance enterprises, customizes market solutions for alliance merchants, and systematically builds and builds business teams, making entrepreneurship easier. Increase talent and provide a continuous stream of talent support for the development of the health and traditional Chinese medicine industries.

(5) Medical and Health Industry: Concord Health Limited launches the Hehe Xiaokang and Big Health sector. At present, Concord Health Limited has a popular range of health products in the health field, such as moxibustion and fragrant moxibustion. Moxibustion and fragrant moxibustion have the advantages of atomization absorption, convenience, no side effects, strong social attributes, and high repurchase rate. Moxibustion and fragrant moxibustion have dual regulatory effects on purifying blood, strengthening the spleen and appetizing, activating the cells of the five organs and six organs, preventing coronary heart disease, stabilizing heart rate, strengthening bones, calming nerves and calming convulsions, detoxifying and deodorizing, removing spots and beautifying, activating enzymes, and treating elderly diseases and difficult and complex diseases. At the same time, the ashes from moxibustion and incense moxibustion also have the functions of changing the acid-base balance of water, removing blood stasis under the tongue, and applying facial mask, watering flowers and raising fish in life.

In addition, the company has also developed a digital intelligent health care product, which has the function of health housekeeper + and the intelligent service system for enjoying the old life. It can collect health data and provide related health management services, such as:

Ⅰ. Didong health housekeeper + function.It provides health management services for chronic diseases, and has the characteristics of detecting the health status of the body at any time and anywhere, and automatically storing health data.In the case of abnormal health data, it will send an alarm signal.In specific emergency situations, it will send rescue signals to relevant people, institutions, etc.

Ⅱ. Intelligent service system for enjoying old life.The intelligent service system for enjoying the old life is a comprehensive system.It has online consultation management service system, healthy diet service system, health exercise video tutorial and family doctor contract service platform.The system contracts professional doctors, provides online consultation medical services, provides effective health management for customers, carries out one-stop safety management, and realizes the enjoyment of digital and intelligent home-based pension life.

Ⅲ. Digital Intelligence Health Extension Service.The product will further set up digital intelligence early warning service platform, health management platform, operation management platform, business expansion platform, mall operation platform and other platforms to realize health examination system, health management system and health data through four aspects of health service, safety service, medical service and convenient service system for the elderly.Personal and family security guard, health warning care system, doctor service system and appointment service system complement each other, video calls, profiles, shopping one-click.

In the future, Concord Health Limited will continue to develop and improve products and system platforms based on the different needs of consumer groups, continuously empower mass entrepreneurs, gather more outstanding entrepreneurs, and jointly create a first-class digital ecological cloud sharing platform. Through tourism, it will achieve the development of the industry.

53

Major Factors Affecting Our Results of Operations

As a group company that has developed from a travel agency to rely on tourism, creating big data, and achieving a global alliance, Hehe International promotes the model of "tourism+traditional Chinese medicine". Through tourism, using big data platform analysis, combined with different customer needs and body data, it launches traditional Chinese medicine health management solutions and service products that are more suitable for different individual needs. The factors that affect its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Physical condition and population structure. Under the overall condition of physical fitness and stable population structure, the market prospects of big data "tourism+" comprehensive group companies will be relatively stable. If there are changes in physical fitness and population structure, such as an overall decline in people's physical fitness or an aging population, the market prospects of big data "tourism+" comprehensive group companies will be affected.

II. Economic development level. The level of economic development also has a certain impact on the market prospects of big data "tourism+" comprehensive group companies. When the level of economic development is high, people will not only meet their basic survival needs, but also pay more attention to the quality of life. People's demand for a healthy life will also increase, which will promote the development of big data "tourism+" comprehensive group companies.

III. Social and cultural background. The social and cultural background will also affect the market prospects of big data "tourism+" comprehensive group companies. In a society that emphasizes the prohibition of random travel and neglects physical health, the development of big data "tourism+" comprehensive group companies may be restricted; In a more open and free society that encourages travel and physical fitness, the market prospects of big data "tourism+" comprehensive group companies may be better.

IV. Social legal system. The social legal system has an impact on the operation of big data "tourism+" comprehensive group companies. If the social legal system is sound, big data "tourism+" comprehensive group companies will have greater opportunities. If the social legal system is not sound, big data "tourism+" comprehensive group companies will face greater risks. Due to legal policies prohibiting travel or restricting the development of the traditional Chinese medicine industry, people will lose their desire to travel and use traditional Chinese medicine products to recuperate their bodies, leading to a decrease in demand.

V. Internet technology. The development of internet technology has an impact on the operation of big data "tourism+" comprehensive group companies. The development of digital and intelligent big data "tourism+" integrated group companies depends on the development of contemporary internet technology, which cannot meet the needs of internet technology and will face the risk of being eliminated.

VI. Economic globalization. Economic globalization has made the market competition for big data "tourism+" comprehensive group companies more intense. The geographical scope of tourism services and traditional Chinese medicine treatment plans, as well as the supply of traditional Chinese medicine raw materials, is no longer limited to a single region, but rather looks at countries around the world. Therefore, enterprises need to improve their competitiveness by improving service quality.

(2) Internal factors within the company

I. Cultural values. The cultural values of a big data "tourism+traditional Chinese medicine" comprehensive company will determine the ethical bottom line and code of conduct of the enterprise, directly affecting internal employees and customers.

II. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task for enterprises to ensure that employees have the ability to meet the company's development needs.

III. Organizational structure and management model. The organizational structure and management model of a company can affect the working atmosphere and incentive mechanism of internal employees, thereby affecting the performance and customer satisfaction of the company.

54

IV. Technical research and development capabilities. The company's technological research and development capabilities are key to driving the development of these fields. To gain a competitive advantage in the fields of big data platforms and traditional Chinese medicine product research and development, companies need to have strong research and development capabilities and continuously promote the innovation and application of new technologies.

V. Data quality and privacy protection capabilities. Both big data platforms and the research and development of traditional Chinese medicine products cannot do without massive amounts of data. The company must ensure the quality and security of data, including privacy protection during data collection, storage, processing, and transmission, in order to comply with relevant laws and regulations and win the trust of users.

VI. Ability to collaborate with medical institutions and expand channels. The company needs to establish cooperative relationships with medical institutions, including hospitals, clinics, laboratories, etc., in order to obtain sufficient medical data to convert it into valuable information. In addition, the company also needs to expand appropriate channels, promote its products and services to the market, and establish good cooperative relationships with potential users.

VII. Investment of funds and resources. In the management fields of big data platforms and traditional Chinese medicine product research and development, the company needs to invest a large amount of funds and resources in technology research and development, equipment procurement, talent cultivation, and other aspects. The company's financial strength and resource capabilities will directly affect its competitiveness in the industry.

VIII Product or service innovation. Big data "tourism+traditional Chinese medicine" comprehensive companies need to constantly innovate to ensure product competitiveness, which requires innovative talents in the enterprise to constantly explore and try new products or services.

IX. Customer satisfaction. Customer satisfaction is one of the key indicators of enterprise development, which determines customer loyalty and recommendation to the enterprise, and has a positive impact on the enterprise.

X. Brand building and promotion. Enterprises need to enhance their awareness and reputation through brand building and promotion, which helps to attract more outstanding talents and customers and increase their market share.

Overall, the market prospects of Hehe International as a comprehensive company of big data "tourism+traditional Chinese medicine" depend on many factors. However, with the development of society and the increasing demand of people, as well as the good construction of its own brand, the development prospects of a comprehensive company of big data "tourism+traditional Chinese medicine" still have great potential.

Our Research and Development

Concord Health Limited vigorously promotes the "tourism+traditional Chinese medicine" model. Through tourism, it utilizes big data platform analysis and combines different customer needs and body data to launch traditional Chinese medicine health management solutions and service products that are more suitable for different individual needs.

Concord Health Limited attracts users through experiential tourism, utilizes users to connect with tourism routes and various products, and each industry sector operates independently and mutually assists in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliances and supply and demand loops, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

Concord Health Limited has the following series of products:

(1) A platform centered on tourism: Concord Health Limited has launched a 100 degree travel and life club, Hehe International Travel Agency, Didong Personal Travel APP, and tourism technology. Each platform has played a different role and provided great help to facilitate mutual cooperation among other sectors.

(2) Business District and Industrial Alliance: Hehe Business District (Business Alliance) and Hehe Industrial Alliance. Concord Health Limited relies on tourism to establish big data while sharing big data with various businesses. The company drives consumption through tourism, uses the Didong individual game app to connect with merchants, carries out online and offline linkage promotion, and ultimately creates the Wanye Alliance merchant platform.

55

(3) Cultural media company: Build a new media platform, focusing on presenting interesting professional content. Using cultural media to promote its traditional Chinese medicine service products, vigorously promoting traditional Chinese medicine culture, clarifying the efficacy and role of traditional Chinese medicine service products, promoting the further implementation of the "tourism+traditional Chinese medicine" model, and providing strong support for the development of the big health and traditional Chinese medicine industry.

(4) Hehe International Business School: Through training professional mentors, Hehe International Business School is committed to disseminating Chinese culture to the general public and utilizing the Hehe Supply and Demand 3.0 mechanism. Hehe International Confucian Business School provides professional incubation and guidance for alliance enterprises, customizes market solutions for alliance merchants, and creates a systematic professional business team, providing a continuous stream of talent support for the development of the big health and traditional Chinese medicine industries.

(5) Medical and Health Industry: Concord Health Limited launches the Hehe Xiaokang and Big Health sector. At present, Concord Health Limited has a popular range of health products in the health field, such as moxibustion and fragrant moxibustion.

In the future, Concord Health Limited will continue to develop and improve traditional Chinese medicine products and systems based on the different needs of consumer groups, so that everyone can analyze their own rehabilitation plans through intelligent systems and formulate more suitable management plans. The plan is to continuously expand commercial scale through highly innovative circular consumption models, proprietary technology paths and regulatory management methods, and brand chain models, striving to become a large leading enterprise platform in the same industry by 2026.

Regulatory Environment

The international regulatory environment for healthcare enterprises is quite complex and diverse. Different countries and regions will have their own regulatory agencies and regulations to ensure that the operations, products, and services of healthcare enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(1)       International standards and guidelines: International organizations and institutions, such as the World Health Organization (WHO), the International Organization for Standardization (ISO), and the European Medicines Agency (EMA), have issued a series of standards and guidelines aimed at unifying the quality, technical requirements, and safety standards of healthcare enterprises.

(2) National regulatory agencies: Each country has established specialized medical and health regulatory agencies responsible for formulating and implementing laws and regulations related to medical and health. These institutions regulate medical institutions, medical devices, drugs, biological products, etc. to ensure their safety and effectiveness, and coordinate domestic and international regulatory affairs.

(3) Cross border cooperation and recognition: Regulatory agencies from different countries will cooperate and exchange information to strengthen the supervision of multinational healthcare enterprises. For example, the cooperation between the US Food and Drug Administration (FDA) and the European Medicines Administration aims to strengthen the regulation and recognition of medical products across the Atlantic region.

(4) Clinical trial and approval process: Medical and health enterprises need to conduct clinical trials and obtain approval when launching new drugs, medical devices, or treatment methods. There are different clinical trials and approval processes internationally, including drug registration applications, technical evaluations, and safety monitoring, to ensure the safety and effectiveness of medical and health products.

(5) Data Protection and Privacy: Healthcare enterprises process a large amount of personal health data, therefore they need to comply with data protection laws and privacy policies of various countries. The General Data Protection Regulations (GDPR) in Europe require businesses to protect personal security and privacy.

56

Overall, the international regulatory environment for healthcare enterprises is composed of multiple levels of standards, guidelines, regulations, and institutions. Enterprises need to comply with international and domestic requirements and ensure the quality of their products and services to meet the needs of the international market.

Among them, the United States, Australia, Japan, and South Korea are all developed countries that have very strict regulations on healthcare enterprises. The following are some key points of regulation for healthcare enterprises in these countries:

(1) United States. The supervision of healthcare enterprises in the United States is mainly handled by the Food and Drug Administration (FDA). The FDA requires healthcare companies to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements specified by the FDA, and must report any potential safety hazards. In addition, the FDA conducts regular inspections of medical and health enterprises to ensure that they meet quality standards and regulatory requirements.

(2) Australia. The regulation of healthcare enterprises in Australia is mainly handled by the Australian Medicines and Healthcare Products Administration (TGA). TGA requires healthcare companies to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by TGA, and must report any potential safety hazards. In addition, TGA also conducts regular inspections of medical and health enterprises to ensure that they meet quality standards and regulatory requirements.

(3) Japan. The supervision of healthcare enterprises in Japan is mainly handled by the Japan Medicines and Medical Devices Administration (PMDA). PMDA requires healthcare companies to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by PMDA, and must report any potential safety hazards. In addition, PMDA also conducts regular inspections of medical and health enterprises to ensure that they meet quality standards and regulatory requirements.

(4) Korea. The supervision of healthcare enterprises in South Korea is mainly handled by the South Korean Ministry of Food and Drug Safety (MFDS). MFDS requires healthcare companies to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by MFDS, and must report any potential safety hazards. In addition, MFDS also conducts regular inspections of medical and health enterprises to ensure that they meet quality standards and regulatory requirements.

These countries have very strict regulations on healthcare companies, requiring them to register and approve their products before they are sold, comply with required labeling and instructions, and report any potential safety hazards. In addition, these countries also conduct regular inspections of healthcare enterprises to ensure that they meet quality standards and regulatory requirements.

Production Capacity

The production capacity of a comprehensive enterprise of "tourism+traditional Chinese medicine" depends on multiple factors, including enterprise scale, equipment investment, human resources, and supply chain management. The following are some key factors that may affect the production capacity of a "tourism+traditional Chinese medicine" comprehensive enterprise:

(1) Production equipment and technology. A comprehensive enterprise of "tourism+traditional Chinese medicine" requires advanced production equipment and technology, including traditional Chinese medicine production equipment, production lines, and manufacturing processes. The progressiveness and efficiency of these equipment and technologies will directly affect the production of enterprises.

(2) Human resources: Enterprises need to have sufficient human resources, including research and development personnel, production workers, and management personnel. Having a professional talent team can effectively improve production efficiency and quality control.

57

(3) Supply chain management. A comprehensive enterprise of "tourism+traditional Chinese medicine" needs to establish a stable and reliable supply chain system to ensure the timely supply of raw materials and components. Efficient management of the supply chain can reduce production costs, shorten production cycles, and improve production capacity.

(4) Production scale. The production scale of an enterprise will directly determine its production capacity. Larger enterprises usually have more resources and higher production efficiency, which can better meet market demand.

(5) Qualification and certification: The quality and safety of traditional Chinese medicine products are crucial. Enterprises need to establish an effective quality management system and obtain relevant certifications and qualifications to ensure product compliance and high quality.

Overall, the production capacity of a comprehensive enterprise of "tourism+traditional Chinese medicine" is a comprehensive indicator, which is influenced by multiple factors and is comprehensively considered and invested in equipment technology, human resources, supply chain management, etc. to improve production capacity and meet market demand.

Our Marketing and Sales

(1) Sales channels

I. Concord Health Limited has joined the chain platform (city agency, district/county agency, etc.). By seizing the agency rights in the city, district, and county regions, opening multiple branches in the region based on specific market conditions, forming a franchise chain platform for Concord Health Limited, and expanding the coverage of the Hehe business district. This model covers multiple levels such as city agency and district/county agency, forming a complete chain platform system. Each agent can use a digital management system to gain real-time understanding of the business situation in their area and accurately manage the operation of the store.

II Wanye Alliance and Hehe Commercial Ecosphere. The Wanye Alliance Hehe Business Ecosphere Platform is an alliance led by Concord Health Limited and composed of relevant enterprises, institutions, and individuals, aiming to strengthen cooperation and exchange among peers, achieve resource sharing and mutual benefit. This platform empowers enterprises to optimize industrial efficiency, improve information accuracy, integrate relevant resources, reduce operational costs and risks, and assist them in expanding new opportunities in the digital business ecosystem community market.

III. Introduction to the marketing system (including company connections, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy that utilizes resources such as company networks, franchisees, partners, and users to promote products or services. This strategy can motivate participants to actively recommend products or services, expand brand influence, and increase sales by providing discounts, rewards, and other means.

IV. New media network platform promotion (Facebook, Twitter, ins, Tiktok, etc.). The promotion of new media network platform is an Internet based promotion method. Through the use of Facebook, Twitter, ins, Tiktok and other platforms, it spreads brand information and product knowledge, expands brand influence and improves popularity. This method can improve the exposure and conversion rate of advertisements through precise user profiling and targeted advertising, allowing more potential customers in the wait-and-see stage to understand and serve, and increasing awareness and exposure.

V. Member system digital import and joint promotion platform. The digital import of membership system and joint promotion platform is a promotion method based on member management, which digitizes member information and cooperates with other platforms to achieve mutual exchange and enjoyment of member rights. This method can enhance member loyalty and promote consumption by providing personalized membership services and promotional activities.

58

(2) Promotion methods

I. Concord Health Limited's big data management chain model. Through a digital precision management system, real-time monitoring and analysis of the operation of various franchise stores can be carried out, helping franchisees make decisions and optimize business strategies, thereby improving the efficiency and competitiveness of the entire chain system.

II. Partner model. The partner model is a cooperative partnership that achieves common development and maximization of benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, collaborating with the company to jointly promote and market products or services, and sharing profits.

III. Membership mode. The membership model is a business model based on membership management, with a membership system that attracts consumers to become members and provides personalized services and products. In this mode, members can enjoy specific discounts and benefits, while the company can also obtain consumer preferences and needs through the membership management system, improving customer satisfaction and loyalty.

IV. Integral mode. The points model is an activity that combines consumption activities with a points system. Consumers obtain points through specific formulas, accumulate a certain amount of points, and can exchange them for products or services. This model can motivate consumers to maintain their consumer activities, while also increasing brand exposure and user stickiness.

V. The resale reproduction redistribution model. This model establishes a business ecosystem through the transformation of four identities: consumer, supplier, promoter, and partner. It generates big data by sharing tourism and locking in members through business alliances and enterprise alliances. By driving the demand for traditional Chinese medicine products with tourism demand, the supply and demand cycle of tourism routes and traditional Chinese medicine products is realized, achieving the operation of the resale reproduction distribution model.

59

BUSINESS

Our Mission

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance. The ten major sectors under the group company form a commercial ecosystem: 100 degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, Tourism Technology, Hehe Business District, Hehe Industrial Alliance (physical alliance, agricultural development, tourism investment), Hehe Xiaokang, cultural media, Hehe International Business School, and the big health industry. Among them, the Hehe International Union and the Hehe Xiaokang sector, as well as the big health industry sector, inject new vitality into the traditional Chinese medicine industry based on tourism. With the development of society and changes in lifestyle, people's concept of health and wellness is increasingly strengthened, and their thirst for safe, nutritious, and high-quality food is also increasing. In this social context, the big health sector of Hehe International Group has emerged. At present, there are popular health products in the health field of Hehe International, such as moxibustion and fragrant moxibustion, which are also closely related to our daily food safety series, always safeguarding our health.

Concord Health Limited is a company with a strong traditional Chinese cultural atmosphere. The company's vision is to trace the meaning of "Hehe" and use tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, creating a respected platform for a universal alliance. Concord Health Limited has three different positioning corporate environments: company=military+school+family. A military like environment, with all company members pursuing iron like discipline; In a school like environment, the company focuses on promoting the growth of every employee; In a family like environment, the company cares and takes care of every member like family members.

The goal of Hehe International is to create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. Any great enterprise cannot do without a great mission, and profitability is not the ultimate goal pursued by a great enterprise. Our ultimate goal is to continuously empower mass entrepreneurs, aggregate more outstanding entrepreneurs, and jointly build a first-class digital ecological cloud sharing platform.

The company aims to provide intelligent, visual, precise and ecological system solutions and products for the medical industry, health industry, pension industry, enterprises and families, to help the medical and health care industry achieve digital transformation and upgrading, to expand the scope of services, to enhance service capabilities, to enhance user stickiness and satisfaction, and to promote the health care industry.Build upstream digital intelligence software and hardware products, system solution research and development and integration, service midstream to do a good job in market operation and content services, create a good use experience for downstream customers, truly solve the pain points of users, form a virtuous circle of digital intelligence health ecosphere, create first-class products, constantly innovate application scenarios, expand product market occupancy.Finally, the strategic objectives such as data capitalization will be achieved.

Concord Health Limited firmly believes that communication starts from the heart and takes customer satisfaction as its purpose. The company adheres to the I-Ching cultural tenet of "harmony between people, harmony between heaven and earth", and promotes the spirit of "gratitude, altruism, respect, understanding, and tolerance" and the company values of "unity, morality, peers, and sharing". On the premise of recognizing the differences between "different" things, unify the different things into an interdependent and cohesive entity. And in the process of combining different things, absorb the advantages of each thing and overcome its disadvantages to achieve the best combination, thereby promoting the emergence of new things and promoting the development of things.

60

Overview

Concord Health Limited is a conglomerate that has developed from a travel agency to rely on tourism, create big data, and achieve a global alliance.

The company adheres to the cultural tenet of "Harmony between People, Harmony between Heaven and Earth" in the Book of Changes, traces the meaning of "Harmony", and uses tourism to gather a group of people from all walks of life who pursue harmony and mutual assistance, group heating, resource integration, cooperation and sharing, creating a platform of universal alliance and respect. Create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. The group company attracts users through experiential tourism, utilizes users to connect with tourism routes and various commodities, and each industry sector operates independently and mutually assists in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call of "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

The company's pioneering exploration and deep cultivation in the field of AI has accumulated rich experience in software and hardware technology and commercial project cases, and has applied for more than 100 new patent monographs.At the same time, it has a complete software and hardware R & D team, from product design, mold opening, bottom drawing board, driver, operating system to upper application and back-end service development, forming a mature R & D system.The company has accumulated abundant upstream industry supply chain resources, formed stable strategic cooperative relations with major well-known enterprises, is sensitive to the downstream market, and has the leading conditions and market opportunities for R & D of technologically advanced products.

There are four types of identity conversions in the Hehe business circle. Numerous consumers, suppliers, promoters, and partners have undergone identity transformations or multiple identity mergers due to single or multiple relationships with Hehe International Group in terms of commodity consumption, supply, promotion, and equity participation, thus forming a stable "Hehe Business Ecosphere" to promote the generation of big data. Establishing such a business circle will generate increasing domestic demand with the increase of data, which will make sales easier and provide a consumption environment for incubation and entrepreneurship. This is also the mission of Hehe, making entrepreneurship easier!

With the improvement of living standards, people's awareness of health care is also increasing. Modern people have a tight pace of work and life, carrying significant pressure, leading to serious sub health problems such as irregular diet and sleep, endocrine disorders, and mental disorders. Western medicine and traditional Chinese medicine share similarities in protecting people's lives and health, but they are completely different systems in understanding life and health, discovering and diagnosing diseases, treating diseases, and ensuring health and longevity. No matter how precise modern instruments are, there are body changes that cannot be detected; No matter how advanced modern medicine is, there are also helpless diseases. And these troubles are precisely the application of traditional Chinese medicine. At present, Concord Health Limited is vigorously promoting the "tourism+traditional Chinese medicine" model. Through tourism, using big data platform analysis and combining different customer needs and body data, it is launching traditional Chinese medicine health management solutions and service products that are more suitable for different individual needs.

Hehe International establishes a business ecosystem through ten major sectors, and generates big data by sharing tourism, business alliances, and enterprise alliances to lock in members; Deepen the tourism market by utilizing the tourism routes and Didong individual tours that are professionally operated by members of Hehe Travel Agency; We use Hehe Mall to professionally manage the products that connect with our members, and achieve a supply and demand cycle of tourism routes and various products among our members. Create a model of "global big capital+integrated production and sales new business", and achieve the beautiful dream of "using tourism to gather a group of people from all walks of life with pursuit, harmonious mutual assistance, group heating, resource integration, cooperation and sharing, and creating a universal alliance and respected platform".

61

Our Competitive Strengths

Concord Health Limited, through its unique and powerful online and offline linkage capabilities, builds an industrial relationship network with tourism as the focus, industrial development core, and industrial chain, closely connects various sectors such as life clubs, tourism technology, commercial districts, industrial alliances, cultural media, Hehe International Business School, and the big health industry, continuously empowering mass entrepreneurs and aggregating more outstanding entrepreneurs, Jointly build a first-class digital ecological cloud sharing platform. Among them, the Hehe International Union and the Hehe Xiaokang sector, as well as the big health industry sector, inject new vitality into the traditional Chinese medicine industry based on tourism.

By attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, each industry sector operates independently and assists each other in market operations, thereby transforming consumers into distributors, achieving a business ecosystem of universal alliance and supply and demand closed-loop, and fully responding to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise. The company's pioneering exploration and deep cultivation in the field of AI has accumulated rich experience in software and hardware technology and commercial project cases, and has applied for more than 100 new patent monographs.At the same time, it has a complete software and hardware R & D team, from product design, mold opening, bottom drawing board, driver, operating system to upper application and back-end service development, forming a mature R & D system.The company has accumulated abundant upstream industry supply chain resources, formed stable strategic cooperative relations with major well-known enterprises, is sensitive to the downstream market, and has the leading conditions and market opportunities for R & D of technologically advanced products.Concord Health Limited vigorously promotes the "tourism+traditional Chinese medicine" model. Through the way of tourism, using the analysis of big data platform, combining with the different needs and physical data of customers, the management scheme and service products of traditional Chinese medicine health and digital health care service which are more suitable for different individual needs are put forward.

In the trend of economic globalization, the demand for tourism industry and healthcare is constantly increasing. Combined with the development plan of Concord Health Limited, its competitive advantages can be summarized as follows:

(1) User data. Concord Health Limited, through its unique and powerful online and offline linkage capabilities, accurately matches individual needs with a powerful digital system. The combination of online and offline methods can attract more user traffic and help Concord Health Limited effectively expand its market share.

(2) Professional services. Concord Health Limited can conduct comprehensive digital construction and transformation of traditional tourism management and business alliance products and services based on proprietary technology paths. Utilizing big data to analyze object demand data and providing personalized services and products that are more suitable for individuals based on the data provided by intelligent systems can meet the needs of different groups of people.

(3) Brand awareness. Concord Health Limited will create and form a high visibility brand benefit through various advertising investments and distribution, as well as its own high-quality service level, diversified service content, and innovative business scope that keeps up with the times, to help the company stand out in the fierce market competition.

(4) Diversified service content. Concord Health Limited will provide diversified service content based on the different needs of social groups, including online and offline services, to help users better meet their needs, improve user satisfaction and loyalty, and lock in user traffic.

(5) Social media channels. Concord Health Limited will promote through various social media channels. This can help enterprises promote their services and attract more users. At the same time, through online social platforms, Concord Health Limited can better promote communication and interaction between enterprises and users, and gain a deeper understanding of users' needs for travel and traditional Chinese medicine health management in the contemporary economic and cultural context.

62

Our Opportunities

Against the backdrop of current internet development, technological progress, and favorable policies, the tourism and traditional Chinese medicine industries are showing a sustained trend of development. Especially since the outbreak of the COVID-19, people have paid more attention to health and travel, which has also accelerated the pace of online penetration of the tourism industry and the Chinese medicine industry, and the tourism and Chinese medicine health care business has developed rapidly.

However, in the open social sphere, it is currently difficult to form a dominant situation. Due to the diversification of market demand, people have varying preferences for the content of tourism and traditional Chinese medicine health care management plans. Therefore, there is a situation where multiple competitors participate in the competition together. Although the market competition is fierce, it also provides opportunities for Concord Health Limited to seize the market opportunity.

As a competitive enterprise, Concord Health Limited should actively adapt to changes in market demand, actively seek development opportunities, and seize the opportunity in the current international situation. Firstly, companies should closely monitor consumers' needs and preferences for tourism and traditional Chinese medicine care management services, and launch more personalized and differentiated products and services for different groups of people. Based on a deep understanding of consumer needs, through research and market analysis, identify target customer groups and develop market promotion strategies to increase product market share.

Secondly, the company should strengthen cooperation with relevant enterprises and achieve rapid development through resource sharing and mutually beneficial cooperation models. Establish partnerships with medical institutions, traditional Chinese medicine research institutes, pharmaceutical enterprises, etc. to jointly carry out tourism and traditional Chinese medicine rehabilitation management service projects, fully utilize the resources and advantages of all parties, and improve the quality and efficiency of services. At the same time, the company can also consider collaborating with research institutions, universities, and other institutions to carry out scientific and technological innovation projects, jointly promoting the development of the industry and improving the competitiveness of the enterprise. In addition, the company also needs to increase investment in technological innovation, utilizing advanced technologies such as artificial intelligence and big data analysis to improve product research and operation efficiency, and provide consumers with a better experience. By establishing a sound information management system, data collection, analysis, and utilization are achieved, and products and services are continuously optimized to meet the diverse needs of consumers. At the same time, the company should continue to pay attention to cutting-edge technologies and trends in the industry, actively introduce and apply new technologies, and promote innovation and development of the enterprise.

In short, Concord Health Limited should keep up with changes in market demand, actively seek development opportunities, and enhance its competitiveness and achieve long-term stable development through personalized products and services, establishment of partnership relationships, and promotion of technological innovation. In addition, when facing the international market, Concord Health Limited should also actively expand overseas markets and seek more partners and customers. By formulating a scientific internationalization strategy and combining local market demand and cultural characteristics, we aim to promote the company's rapid development in overseas markets.

The current international situation provides broad development space for Concord Health Limited to seize the market opportunity. Companies can achieve rapid development and market leadership by closely monitoring market demand, strengthening cooperation, increasing investment in technological innovation, and expanding overseas markets.

63

Our Weaknesses

As a comprehensive enterprise of "tourism+traditional Chinese medicine", Concord Health Limited may have some weaknesses:

(1) High cost. The construction, research and development equipment, and technology of a tourism big data platform require a large amount of capital investment, including equipment procurement, personnel training, and other expenses. This will increase the operating costs of the enterprise and may take a long time to recover the investment. Enterprises can reduce costs by optimizing internal management, improving equipment utilization, and reducing waste. At the same time, it is possible to consider sharing research and development costs with partners or raising funds through financing channels to alleviate financial pressure.

(2) High technical difficulty and fast update speed. The technical difficulty of the traditional Chinese medicine industry is very high. The history of traditional Chinese medicine has a long history, and there are still many questions that cannot be explained by current technology. With the development of technology, new equipment and technologies are constantly emerging. If a company is unable to follow up and update its technology and equipment in a timely manner and is surpassed by competitors, it will affect the company's market competitiveness. Enterprises need to closely monitor industry trends, maintain good cooperative relationships with leading domestic and foreign technology enterprises and research institutions, and timely understand the new development trends of the traditional Chinese medicine industry. At the same time, enterprises need to strengthen their internal research and development capabilities, establish a rapid response mechanism, and timely update and upgrade equipment and technology.

(3) Lack of standardization. The development of personalized tourism services and rehabilitation management plans needs to be tailored to the specific situation of each customer. Lack of standardization may lead to instability in service quality and effectiveness. At the same time, enterprises need more effort and time to invest in personalized services, making it difficult to achieve large-scale production and operation. Enterprises can gradually establish a service standardization system, and for some common health problems, they can develop a standardized service management plan to improve the stability of service quality. In addition, enterprises can improve their service ability and level by training employees, in order to improve service efficiency.

(4) High demand for talent. The field of traditional Chinese medicine requires talents with high professional knowledge and skills, such as traditional Chinese medicine, pharmacists, data analysts, etc. Enterprises need to invest a large amount of time and resources in personnel training and recruitment, which may increase their labor costs and pose a risk of talent loss. Enterprises can enhance their brand awareness and attractiveness by collaborating with universities, professional talent institutions, and other organizations to carry out talent training and recruitment activities. At the same time, enterprises can optimize their internal talent management mechanism, establish a comprehensive salary and welfare system, and career promotion channels to attract and retain outstanding talents.

(5) Low market recognition. Compared to traditional Western medicine medical services, personalized traditional Chinese medicine product care management plans may have lower market recognition. Customers have limited demand and acceptance for such services, and enterprises need to carry out effective market promotion and education to improve their understanding and acceptance of personalized traditional Chinese medicine product care management. The company can promote its market through various channels, such as advertising, collaborative promotion, online and offline activities, to enhance the awareness and recognition of personalized traditional Chinese medicine product care management services. At the same time, enterprises can provide free or discounted experience services, allowing customers to personally experience the advantages of personalized traditional Chinese medicine product care management, improving customer satisfaction and loyalty. In addition, enterprises can collaborate with traditional Chinese medicine research institutes, enterprises, and other partners to jointly promote personalized traditional Chinese medicine product care management services and expand market share.

In summary, the "Tourism+Traditional Chinese Medicine" comprehensive enterprise, which has its own research and development equipment and provides personalized traditional Chinese medicine product maintenance and management solutions for customers, has some weaknesses in terms of cost, technological updates, standardization, talent demand, and market recognition. It is necessary for the enterprise to adopt corresponding strategies and measures in the business process to overcome these problems, improve its competitiveness and development potential.

64

Our Threats

As a comprehensive enterprise of "tourism+traditional Chinese medicine", Concord Health Limited may face the following threats:

(1) Policy risks. The constantly changing regulations and policies in the tourism and traditional Chinese medicine industries may lead to new regulatory requirements and market access restrictions for enterprises, affecting their operations and development. We will pay attention to policy dynamics and keep abreast of changes in industry regulations and policies. Actively participate in policy formulation and industry standard formulation, and strive for policy support. Establish good government relations and maintain communication and cooperation with regulatory authorities.

(2) Technical risks. The tourism platform built by big data and the traditional Chinese medicine industry involve numerous technical fields, such as data privacy, information security, product security, etc. If a company fails to keep up with the development and innovation of technology, it may lead to technological and safety risks, affecting the quality of service and customer satisfaction of the company. We will invest funds and human resources to strengthen the research and innovation of enterprises in the field of technology.

(3) Introduce advanced technology and equipment to improve the quality and efficiency of products and services. Strengthen data security and privacy protection to ensure that customer information is not compromised.

(4) Market competition. With the continuous development of the traditional Chinese medicine industry, market competition is becoming increasingly fierce. Competitors may compete for market share through price wars, product innovation, and other means, posing a threat to the profitability and market position of the enterprise. Improve service quality and customer satisfaction, and establish a corporate brand image. Optimize product structure to meet different customer needs. Expand market channels and expand market share.

(5) Changes in customer needs. The customer's demand for traditional Chinese medicine recuperation management services is constantly changing, such as higher requirements for service quality and personalized needs. If a company cannot adapt to changes in customer demand in a timely manner, it may lead to customer loss and a decrease in market share. We will establish a customer feedback mechanism to promptly understand customer needs and satisfaction. Innovate service models to meet customers' personalized needs. Improve service quality and increase customer retention rate.

(6) The impact of the epidemic. The global epidemic has had a profound impact on the tourism and traditional Chinese medicine industries. During the epidemic, enterprises may face issues such as employee shortages and logistics obstacles, which affect their normal operation and development. We will strengthen epidemic prevention and control measures to ensure the normal operation of enterprises. Flexibly adjust the service model to meet the needs of customers during the epidemic. Seize the market opportunities brought by the epidemic and expand new business.

(7) Economic situation. The instability of the macroeconomic situation may have an impact on the tourism and traditional Chinese medicine industries. Slowing economic growth and declining consumption capacity may lead to a decrease in market demand, affecting the profitability and development of enterprises. We will optimize our business strategy, reduce costs, and improve efficiency. Expand new profit models and increase revenue sources. Strengthen fund management to ensure the stability of the enterprise's fund chain.

(8) Supply chain risk. The comprehensive enterprise of "tourism+traditional Chinese medicine" often requires a large amount of traditional Chinese medicine production equipment, traditional Chinese medicine products, and other materials. Supply chain disruptions or price fluctuations may pose a threat to the production and operation of enterprises. We will optimize supply chain management and reduce procurement costs. Establish multiple supplier channels to prevent supply chain disruptions. Strengthen supply chain monitoring to ensure material quality.

65

(9) Service quality risk. The service quality of the tourism and traditional Chinese medicine industries directly affects the health and satisfaction of customers. If a company experiences significant service errors or quality issues, it may lead to a deterioration of reputation, affecting the company's brand image and market share. We will improve service quality and reduce service errors. Establish a comprehensive complaint handling mechanism to promptly address customer issues. Strengthen brand promotion and improve the visibility and reputation of the enterprise.

In summary, as a comprehensive enterprise of "tourism+traditional Chinese medicine", it is necessary to closely monitor the market environment and industry trends, carry out risk management and response measures, to ensure stable operation and development of the enterprise in the face of various threats.

Our Strategies

We will firmly grasp market opportunities, utilize our competitive advantages, reasonably analyze the company's weaknesses and threats, and formulate business strategies that are in line with the company's development. Our company's development strategy is to continuously expand its commercial scale through the model of industry and capital, the technology path and regulatory management methods for exporting independent intellectual property, and the brand chain model. Ultimately, we aim to complete the listing and trading on NASDAQ in 2025 and become a large leading enterprise platform in the same industry by 2026.

Firstly, we will adopt an industry plus capital model to promote the development of the company. Through investment and alliance with partners, we will further integrate the industrial chain and form a good ecosystem of resource sharing and collaborative innovation. Through the introduction of capital, we can effectively improve the company's financial strength, accelerate the pace of technology research and development and market expansion. Meanwhile, through resource integration and complementary advantages, we can reduce costs, improve efficiency, achieve economies of scale, and further strengthen the company's competitive advantage.

Secondly, we will focus on the output of independent knowledge production pathways and regulatory management methods. Through continuous technological innovation and R&D investment, we will continuously enhance the company's core competitiveness. At the same time, we will strengthen the protection and management of intellectual property rights to ensure that self technology can be effectively transformed into commercial value. By outputting technical paths and regulating management methods, we can also establish a leading position in the industry and attract more partners and investors' attention and cooperation.

Finally, we will adopt a brand chain model to expand commercial scale. By establishing a unified brand image and standardized business management model, we will achieve rapid expansion of multiple stores. Brand chain not only enhances a company's market awareness and influence, but also brings more sales opportunities and profit growth. In addition, brand chains can also strengthen collaborative operations and resource sharing among various branches of the company, improving overall operational efficiency and competitiveness.

In the end, it will may complete its listing on NASDAQ in 2025 and will become a large leading enterprise platform in the industry in 2026. Through the efforts in the above three aspects, we believe that we can further consolidate the company's market position, expand broader commercial space, and create greater opportunities for investors. At the same time, we will continue to maintain an innovative spirit and strategic vision, constantly adapt to market changes, and meet future challenges.

66

Our Products and Services

Under the promotion of the overall environment, Concord Health Limited, relying on tourism, has created a first-class digital ecological cloud sharing platform. Through tourism, it has assisted the development of the big health and traditional Chinese medicine industries, and has multiple advanced technologies and patents. It has devoted itself to developing a variety of series of products, which are roughly listed below:

(1) A platform centered on tourism

Concord Health Limited has launched the 100 Degree Travel and Life Club, Hehe International Travel Agency, Didong Personal Travel APP, and Tourism Technology, all of which have played different roles and provided great help to assist other sectors in collaborating with each other. For example:

I. 100 degree travel and life club. Create an online and offline chain service platform for travel enthusiasts and members. The club provides services for members' travel, travel information, travel legal information, friend gatherings, member supermarkets, and more. Club Mission: Shared Tourism+Big Health+Entrepreneurship Incubation. Club Vision: Becoming a destination for global travel enthusiasts' physical and mental entertainment. Club culture: Happy and happy, making money while playing.

II. Hehe International Travel Agency. Hehe International Travel Agency implements butler style services to create a unique travel experience. Tourism has shifted from a sightseeing style "one visit" to a customized deep experience and free travel. The company develops routes, connects users to hometown scenic spots, and connects with local community supply routes. With the support of big data, the development of branches and service outlets nationwide has completed capital listing, original stock allocation, government linkage, and good services to drive local tourism economy. Unique route design enhances the experience and creates a happy journey.

III. Didong a game app. Passengers can determine their destination through the app and communicate with local tourism agents (pick ups) to negotiate travel strategies through an intelligent interactive system. After receiving the order, the recipient can mobilize the large database system to provide reasonable and professional advice. During the game, tourists can also choose local specialties through alliance merchants and send them directly to their homes through logistics, achieving a relaxed travel and shopping experience. The APP public welfare system can achieve charitable acts for tourists while traveling to the local area, and the interactive system can provide convenience for tourism experts to enjoy beautiful scenery and delicious food. Online ride hailing has its own advantages, while free travel has its own advantages.

IV. Tourism technology is committed to allocating technology for the tourism industry. A professional technology research and development team will make tourism high-tech: artificial intelligence, augmented reality, autonomous delivery, blockchain, neural interfaces, quantum computing, space tourism, virtual reality, etc. will bring changes to the tourism industry.

(2) Business District and Industrial Alliance

I. Hehe Business District (Business Alliance). Hehe International shares big data with various businesses. The company drives consumption through tourism, uses the Didong individual game app to connect with merchants, carries out online and offline linkage promotion, and ultimately creates the Wanye Alliance merchant platform.

II. Hehe Industrial Alliance. Hehe International Group is relying on tourism to establish big data, create a business ecosystem of the Wanye Alliance, and achieve a closed-loop supply and demand. At the same time, it is deeply integrating the supply chain and establishing an industrial alliance through equity, providing opportunities for entrepreneurs and industrialists to develop together.

67

(3) Cultural Media Company

Create a new media platform that focuses on presenting interesting professional content. Based on the platform's big data, the company's flagship travel and cultural media platform "Wanlv Lantern Story". Either with a clear perspective or a lingering charm, using stories to warm people's hearts and enriching spiritual life with culture. With this as the core, we will create new media matrices such as WeChat public platform, Tiktok short video, and explore multiple vertical fields such as literature, video, publishing, and women's growth. In the future, we will operate in a "content+video+alliance business district" model, leveraging the advantages of online communication to help various enterprises and businesses promote and promote. At the same time, we will continue to work closely with well-known brands and outstanding elites from all walks of life, constantly explore and innovate, and aspire to become a leading cultural life brand in the country, connecting a wider audience, creating higher value, and warming more people with culture. Using cultural media to promote its traditional Chinese medicine service products, vigorously promoting traditional Chinese medicine culture, clarifying the efficacy and role of traditional Chinese medicine service products, promoting the further implementation of the "tourism+traditional Chinese medicine" model, and providing strong support for the development of the big health and traditional Chinese medicine industry.

(4) Hehe International Business School

Hehe International Business School is committed to disseminating Chinese culture to the general public through the training of professional mentors, and uses the Hehe Supply and Demand 3.0 mechanism. Hehe International Confucian Business School provides professional incubation and guidance for alliance enterprises, customizes market solutions for alliance merchants, and systematically builds and builds business teams, making entrepreneurship easier. Increase talent and provide a continuous stream of talent support for the development of the health and traditional Chinese medicine industries.

(5) Medical and health industry

Concord Health Limited launches the Hehe Xiaokang and Big Health sectors. At present, Concord Health Limited has a popular range of health products in the health field, such as moxibustion and fragrant moxibustion. Moxibustion and fragrant moxibustion have the advantages of atomization absorption, convenience, no side effects, strong social attributes, and high repurchase rate. Moxibustion and fragrant moxibustion have dual regulatory effects on purifying blood, strengthening the spleen and appetizing, activating the cells of the five organs and six organs, preventing coronary heart disease, stabilizing heart rate, strengthening bones, calming nerves and calming convulsions, detoxifying and deodorizing, removing spots and beautifying, activating enzymes, and treating elderly diseases and difficult and complex diseases. At the same time, the ashes from moxibustion and incense moxibustion also have the functions of changing the acid-base balance of water, removing blood stasis under the tongue, and applying facial mask, watering flowers and raising fish in life.

In addition, the company has also developed a digital intelligent health care product, which has the function of health housekeeper + and the intelligent service system for enjoying the old life. It can collect health data and provide related health management services, such as:

Ⅰ. Didong health housekeeper + function.It provides health management services for chronic diseases, and has the characteristics of detecting the health status of the body at any time and anywhere, and automatically storing health data.In the case of abnormal health data, it will send an alarm signal.In specific emergency situations, it will send rescue signals to relevant people, institutions, etc.

Ⅱ. Intelligent service system for enjoying old life.The intelligent service system for enjoying the old life is a comprehensive system.It has online consultation management service system, healthy diet service system, health exercise video tutorial and family doctor contract service platform.The system contracts professional doctors, provides online consultation medical services, provides effective health management for customers, carries out one-stop safety management, and realizes the enjoyment of digital and intelligent home-based pension life.

Ⅲ. Digital Intelligence Health Extension Service.The product will further set up digital intelligence early warning service platform, health management platform, operation management platform, business expansion platform, mall operation platform and other platforms to realize health examination system, health management system and health data through four aspects of health service, safety service, medical service and convenient service system for the elderly.Personal and family security guard, health warning care system, doctor service system and appointment service system complement each other, video calls, profiles, shopping one-click.

68

In the future, Concord Health Limited will continue to develop and improve products and system platforms based on the different needs of consumer groups, continuously empower mass entrepreneurs, gather more outstanding entrepreneurs, and jointly create a first-class digital ecological cloud sharing platform. Through tourism, it will achieve the development of the industry.

Our Business Model

Concord Health Limited fully utilizes innovation, integration, fusion, and cross-border integration, utilizes its technological background advantages, strengthens internet thinking, adheres to complementary advantages, and promotes the expansion of the Hehe business ecosystem, mainly through the following modes:

(1) The "tourism+" model: The commodity society and market economy have fully entered the era of meager profits. In the era of meager profits, we need to win by quantity, and Hehe International Group has provided a platform for Wanye Alliance and resource integration through the "tourism+" business model. At the same time, the huge growth of the global tourism market and the demand for group development in various industries have also facilitated the use of the Didong Personal Game App by Hehe Group to lock in terminals and generate big data. Each merchant can use Didong Geyou to establish a connection, and merchants can achieve alliance sharing between supply and demand through their own product sales revenue and the revenue from alliance with other merchants' products. Tourism drives consumption, consumption drives supply! The "tourism+" alliance model can form a closed-loop supply and demand, achieving an internal consumption cycle.

(2)       Business ecosystem: Concord Health Limited establishes a business ecosystem through the transformation of other sectors, as well as the four identities of consumers, suppliers, promoters, and partners. It generates big data by sharing tourism and locking in members through business alliances and enterprise alliances, and deepens tourism demand through the professional operation of Hehe Travel Agency's member docking tourism routes and Didong individual tours; We use Hehe Mall to professionally manage the products that connect with our members, and achieve a supply and demand cycle of tourism routes and various products among our members. Due to the accumulation of 10% of the revenue generated by connecting routes and various products as consumption points, the cyclic snowball effect has generated greater purchasing power, further increasing the increment of connecting member data. By generating new product consumption from new members and importing it into tourism in various regions, consumption can once again be generated and involved in various resources, alliance development, and expanding the business circle.

(3) The circular consumption economy model of resale reproduction redistribution: The traditional sales model, whether it is agency system, direct sales, or e-commerce, accounts for 40% -80% of sales revenue through channel teams. The additional costs incurred by sales channels require consumers to pay the bill. Concord Health Limited has broken the limitations of traditional sales models and boldly adopted a circular consumption economy model of "resale reproduction distribution", reducing the sales volume occupied by sales intermediaries and increasing user enthusiasm for consumption. Users can consume 10000 yuan and resell and redistribute, with a maximum expected distribution right of 30000 yuan (in real or options or cash). If there is no sales, there will be no distribution. In the e-commerce mode of the merchant app, you can choose goods for payment and receive a free share after purchasing the product. This is the calculation basis for weighted sales allocation. According to personal needs, you can transfer the share through different channels to obtain points, which can be exchanged for the physical or options or cash required by the user. This model promotes the prosperity of the company's product side, the happiness of the agent seller, and the satisfaction of the user buyer, achieving the unity of the three parties in the sales process.

69

(4)"Amoeba"business model: The company takes each"Amoeba" as the core, implements self-planning, independent accounting, promotes the independent growth of employees, makes every employee the protagonist, guarantees the participation of all employees in the operation, and achieves the rapid development of the enterprise by creating a passionate collective, relying on the wisdom and efforts of all employees to achieve business objectives.

Competition

When it comes to comprehensive tourism enterprises, we have to mention American Express. American Express is the world's largest global company in tourism services, comprehensive finance, financial investment, and information processing. American Express was founded in 1850 and is headquartered in New York, USA. American Express is the world's largest global company in tourism services and comprehensive finance, financial investment, and information processing. It holds a leading position in credit cards, traveler's checks, tourism, financial planning, and international banking. It is the only service company among the top 30 companies in the Dow Jones Industrial Average that reflect the US economy.

American Express is headquartered in New York City and operates primarily through its three major branches: American Express Travel Related Services, American Express Financial Advisors, and American Express Bank. American Express Travel Related Services is one of the world's largest travel agencies with over 1700 travel offices worldwide. American Express Travel related services provide personal customers with charge cards, credit cards, and traveler's checks, as well as company cards and expense management tools to help companies manage their expenses in business travel, social activities, and procurement. The company also provides travel and related consulting services to individuals and companies around the world.

In addition, we InnovAge Holding Corp. The listed companies respectively.And Amedisys, Inc.InnovAge Holding Corp.It is the leading healthcare delivery platform.The Company provides a wide range of medical and ancillary services to seniors, including home care services (skilled, unskilled and personal care), center services such as primary care, physical therapy, occupational therapy, speech therapy, dental services, mental health and psychiatric services, meals and activities, through the Seniors All-Inclusive Care Program.Transportation to and from the PACE Center and third party medical appointments and care management.Amedisys is one of the largest providers of home health care in the United States, providing high-quality home health care services to the chronically ill, comorbid and aging population.Amedisys focuses on home health, hospice care, personal care, and high acuity care.Family health, which helps patients recover from illness, injury and post-surgery through skilled care and treatment; hospice, which provides medical care, emotional and spiritual care for terminally ill patients; personal care, which helps patients provide assistance with basic activities of daily living; and high-acuity care, which can help patients relieve pain and improve serious illness.

There is fierce competition in the "tourism+" market, and major companies are entering this field to provide various innovative solutions. For a newly established big data "tourism+" comprehensive conglomerate, it is difficult to stand out in the market compared to competitors who have already established brands and customer groups. Therefore, we will also refer to the business models of the aforementioned companies, combine with our own development positioning, and formulate business plans that are in line with our own development, in order to achieve stable development.

Our Marketing and Sales

(1) Sales channels

I. Concord Health Limited's franchise chain platform (city agency, district/county agency, etc.): By seizing the agency rights in the city/district/county region, multiple branches are opened in the region based on specific market conditions, forming a Concord Health Limited franchise chain platform and expanding the coverage of the Hehe business district. This model covers multiple levels such as city agency and district/county agency, forming a complete chain platform system. Each agent can use a digital management system to gain real-time understanding of the business situation in their area and accurately manage the operation of the store.

70

II Wanye Alliance and Hehe Commercial Ecosphere. The Wanye Alliance Hehe Business Ecosphere Platform is an alliance led by Concord Health Limited and composed of relevant enterprises, institutions, and individuals, aiming to strengthen cooperation and exchange among peers, achieve resource sharing and mutual benefit. This platform empowers enterprises to optimize industrial efficiency, improve information accuracy, integrate relevant resources, reduce operational costs and risks, and assist them in expanding new opportunities in the digital business ecosystem community market.

III. Introduction to the marketing system (including company connections, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy that utilizes resources such as company networks, franchisees, partners, and users to promote products or services. This strategy can motivate participants to actively recommend products or services, expand brand influence, and increase sales by providing discounts, rewards, and other means.

IV. New media network platform promotion (Facebook, Twitter, ins, Tiktok, etc.). The promotion of new media network platform is an Internet based promotion method. Through the use of Facebook, Twitter, ins, Tiktok and other platforms, it spreads brand information and product knowledge, expands brand influence and improves popularity. This method can improve the exposure and conversion rate of advertisements through precise user profiling and targeted advertising, allowing more potential customers in the wait-and-see stage to understand and serve, and increasing awareness and exposure.

V. Member system digital import and joint promotion platform. The digital import of membership system and joint promotion platform is a promotion method based on member management, which digitizes member information and cooperates with other platforms to achieve mutual exchange and enjoyment of member rights. This method can enhance member loyalty and promote consumption by providing personalized membership services and promotional activities.

(2) Promotion methods

I. Concord Health Limited's big data management chain model. Through a digital precision management system, real-time monitoring and analysis of the operation of various franchise stores can be carried out, helping franchisees make decisions and optimize business strategies, thereby improving the efficiency and competitiveness of the entire chain system.

II. Partner model. The partner model is a cooperative partnership that achieves common development and maximization of benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, collaborating with the company to jointly promote and market products or services, and sharing profits.

III. Membership mode. The membership model is a business model based on membership management, with a membership system that attracts consumers to become members and provides personalized services and products. In this mode, members can enjoy specific discounts and benefits, while the company can also obtain consumer preferences and needs through the membership management system, improving customer satisfaction and loyalty.

IV. Integral mode. The points model is an activity that combines consumption activities with a points system. Consumers obtain points through specific formulas, accumulate a certain amount of points, and can exchange them for products or services. This model can motivate consumers to maintain their consumer activities, while also increasing brand exposure and user stickiness.

V. The resale reproduction redistribution model. This model establishes a business ecosystem through the transformation of four identities: consumer, supplier, promoter, and partner. It generates big data by sharing tourism and locking in members through business alliances and enterprise alliances. By driving the demand for traditional Chinese medicine products with tourism demand, the supply and demand cycle of tourism routes and traditional Chinese medicine products is realized, achieving the operation of the resale reproduction distribution model.

71

Our Customer Base

(1) Main consumer groups of products or services

With the continuous development of the economic level, all social classes are much richer than before. People no longer only focus on their immediate needs for food and clothing, but their demands for physical health and the spiritual enjoyment of a high-quality life are also constantly increasing. In the past, people's needs for life were mainly limited to basic survival and food and clothing. However, with the progress of society and the improvement of living conditions, people began to pay more attention to physical health and meet higher enjoyment needs such as traveling and purchasing non essential goods.

With the aging population, lifestyle changes, environmental pollution and other factors leading to increasingly prominent issues such as chronic diseases and sub health, people's demand for traditional Chinese medicine continues to increase. At the same time, with the impact of the COVID-19 and its prevention and control, traditional Chinese medicine has played an important role in fighting the epidemic, improving immunity, preventing and treating complications, and has improved the public's awareness and trust in traditional Chinese medicine. In addition, the outbreak and spread of the epidemic have made people deeply realize the importance of ensuring their physical health. In addition to paying attention to basic prevention and control measures and vaccination, people also pay more attention to improving their own immunity and health awareness to enhance their ability to resist diseases. In addition, people are also paying more attention to routine physical examinations and health management, promptly identifying potential health problems and taking corresponding prevention and treatment measures. More and more people are choosing traditional Chinese medicine as one of the means of health preservation, body conditioning, and disease prevention.

The traditional Chinese medicine industry has the advantages of both policy support and undervaluation, and related products are relatively scarce and highly differentiated from existing biopharmaceutical products, which can match the specific needs of investors. At the same time, the special concept of traditional Chinese medicine in the field of "health preservation and fitness" is in line with the new trend of "putting health at the center". In the future, with the improvement of industry governance level, the supply of high-quality products and services will increase, and the deepening of standardization, standardization, and modernization at all levels, as well as the disclosure of significant theoretical research results, it is expected to receive more and more support and recognition.

Overall, with the improvement of economic level and the strengthening of people's awareness of health, people's demand for physical health and high-quality living continues to increase. After the COVID-19 swept through, people accelerated to improve their health awareness and concept, and pursued more health and met higher quality of life needs.

(2) The main reasons why consumers purchase products or services

I. With the development of the economy and the gradual prosperity of people, their attention to their own health and higher spiritual needs will continue to increase. Concord Health Limited provides a series of business opportunities and solutions to meet the needs of people to enjoy high-quality and healthy lives and broaden their horizons and broaden their horizons. The business opportunities and solutions provided by Hehe International include but are not limited to tourism management solutions, traditional Chinese medicine product recuperation solutions, and traditional Chinese medicine products such as moxibustion and fragrant moxibustion.

72

II. With the lifting of the closure and control of the COVID-19, people are more and more aware of the value of life and the insignificance of human beings. Forced to maintain long-term home control makes people increasingly eager to travel, which will make scenic spots around the world welcome people's retaliatory travel after the COVID-19 epidemic. People discover the problem of sub health after not exercising for a long time during travel, which also makes them more focused on improving their physical fitness and living a healthy life.

III. The process of determining a specific travel plan is very cumbersome, which will consume people's enthusiasm and patience for traveling. As a big data "tourism+" comprehensive conglomerate, Concord Health Limited provides travel plan services and recommendations for subsequent travel arrangements for this group of people. At the same time, recommend relevant service products to users based on their personal needs. In addition to basic needs such as food and hotels, many users have a great interest in traditional Chinese medicine service products for body care.

Ⅳ.With the increase of people's age and the aggravation of the problem of population aging, people's attention to their own health and pension problems will continue to increase.How to prevent diseases, alleviate pain and improve the quality of life is the core issue of the health care industry.Hehe International Company has launched a digital and intelligent health care solution.Facing the elderly and their children, community workers and nurses, as well as doctors and nurses in the medical industry, this project provides them with data management of elderly archives, pension institutions, medical institutions, health care, life services, spiritual entertainment and other aspects of service management, intelligent monitoring, intelligent notification, medical advice and other intelligent services.The home-based and community-based pension model will have advantages in resource utilization and cost control.In the future, with the development of community pension services, the proportion of community pension will continue to increase, and the real-time information allocation of service and demand side will become an important opportunity for the development of Internet pension services.

Our Quality Control

The quality control plan of a comprehensive enterprise of "tourism+traditional Chinese medicine" is a key measure to ensure the quality of its products and services. A comprehensive quality control plan should include the following aspects:

(1) Quality management organizational structure. We will establish a comprehensive quality management organizational structure, including a quality management leadership group, quality control department, quality supervision department, etc. Each department should clarify their respective responsibilities and authorities to ensure the implementation of quality management measures. The leadership group should be responsible for formulating quality management strategies and objectives, the quality control department should be responsible for formulating quality control standards and procedures, and the quality supervision department should be responsible for supervising and inspecting product quality and service quality.

(2) Quality control standards. We will establish quality control standards that comply with national laws, regulations, and industry standards, including product production standards, service quality standards, etc. These standards should clarify the requirements for product quality and service quality to ensure the quality and safety of products and services.

(3) Quality control procedures. We will establish a comprehensive quality control program, including quality control during product production, quality control during service, quality inspection, and acceptance. These procedures should ensure the quality and safety of products and services, and be able to detect and correct quality issues in a timely manner.

(4) Quality control training. We will provide quality control training to our employees, including basic concepts of quality management, quality control standards and procedures, quality inspection and acceptance methods, etc. Through training, employees can master the basic knowledge and methods of quality management, and improve their quality awareness and abilities.

73

(5) Quality control assessment. We will assess the quality control work of our employees, including the execution of quality control work, quality inspection and acceptance results, etc. Through assessment, enterprises can understand the performance of employees in quality control, timely identify and correct quality problems, and ensure the implementation of quality control measures.

(6) Quality control improvement. We will improve quality control based on quality inspection and acceptance results, including improving and optimizing quality control standards and procedures for products and services, and improving the quality and safety of products and services. Enterprises should continuously improve quality control methods and technologies, enhance the level of quality management, and meet the constantly changing market and customer needs.

In summary, the quality control plan for a comprehensive enterprise of "tourism+traditional Chinese medicine" should include aspects such as quality management organizational structure, quality control standards, quality control procedures, quality control training, quality control assessment, and quality control improvement, to ensure the quality and safety of products and services. We should continuously improve and optimize quality control plans, improve the level of quality management, and enhance the competitiveness of enterprises and customer satisfaction.

Warranty and After Sales Services

The comprehensive enterprise of "tourism+traditional Chinese medicine" is very important in providing warranty and after-sales services, which help to ensure customer satisfaction with products and establish long-term stable customer relationships. The following are the warranty and after-sales services that we can provide as a comprehensive enterprise of "tourism+traditional Chinese medicine":

(1) Product warranty. We will provide a certain warranty period for the products sold by the company. This means that if the product experiences manufacturing defects or malfunctions under normal usage conditions, the company will provide free repair, replacement, or return services. During the warranty period, customers can use the product with confidence, as the company will bear any costs caused by manufacturing issues.

(2) After sales support. We will provide comprehensive after-sales support to ensure that customers can fully utilize the product and solve problems during use. This includes answering customer questions about the product, providing technical guidance, and helping to resolve any issues encountered during use. Enterprises will communicate with customers through various channels (such as phone, online chat, email, etc.) and respond to their needs as soon as possible.

(3) Maintenance services. If the product malfunctions or requires repair outside the warranty period, we will provide paid repair services. Customers can return the product to the enterprise for repair, and the enterprise will be responsible for repairing the malfunction or replacing damaged components, and ensuring that the product can resume normal operation. This will ensure that customers can receive support and service throughout the entire lifecycle of product use.

(4) Training and Education: We can provide training and education services to customers to help them better use and maintain the product. These trainings can include guidance on the correct use of products, precautions, maintenance, and cleaning. By providing professional training, companies can ensure that customers can maximize the functionality and performance of their products, and reduce the risk of misuse or damage.

(5) Market monitoring and follow-up. We attach great importance to customer feedback. We will conduct market monitoring and follow-up visits to understand customer satisfaction with the product and suggestions for improvement. Enterprises can collect customer feedback through surveys, telephone interviews, and other methods, and take timely measures to improve product quality and after-sales service. This will help establish stronger trust and loyalty between enterprises and customers.

74

In summary, we are committed to providing comprehensive warranty and after-sales service to ensure customer satisfaction with our products and establish good customer relationships. These services will help enterprises establish a good reputation, enhance brand image, and gain a competitive advantage in the fierce market competition.

Government Regulation

The international regulatory environment for "tourism+traditional Chinese medicine" comprehensive enterprises is quite complex and diverse. Different countries and regions will have their own regulatory agencies and regulations to ensure that the operations, products, and services of "tourism+traditional Chinese medicine" comprehensive enterprises meet certain standards and requirements. The international regulatory environment mainly includes the following aspects:

(1) International standards and guidelines. International organizations and institutions, such as the World Health Organization (WHO), the International Organization for Standardization (ISO), and the European Medicines Agency (EMA), have issued a series of standards and guidelines aimed at unifying the quality, technical requirements, and safety standards of "tourism+traditional Chinese medicine" comprehensive enterprises.

(2) National regulatory agencies. Each country has established specialized medical and health regulatory agencies responsible for formulating and implementing laws and regulations related to medical and health. These institutions regulate medical institutions, medical devices, drugs, biological products, etc. to ensure their safety and effectiveness, and coordinate domestic and international regulatory affairs.

(3) Cross border cooperation and recognition. Regulatory agencies from different countries will cooperate and exchange information to strengthen the supervision of multinational "tourism+traditional Chinese medicine" comprehensive enterprises. For example, the cooperation between the US Food and Drug Administration (FDA) and the European Medicines Administration aims to strengthen the regulation and recognition of medical products across the Atlantic region.

(4) Clinical trials and approval processes. When launching new drugs, medical devices, or treatment methods, comprehensive enterprises of "tourism+traditional Chinese medicine" need to conduct clinical trials and obtain approval. There are different clinical trials and approval processes internationally, including drug registration applications, technical evaluations, and safety monitoring, to ensure the safety and effectiveness of medical and health products.

(5) Data protection and privacy. The comprehensive enterprise of "tourism+traditional Chinese medicine" processes a large amount of personal health data, therefore it needs to comply with the data protection laws and privacy policies of various countries. The General Data Protection Regulations (GDPR) in Europe require businesses to protect personal security and privacy.

Overall, the international regulatory environment for "tourism+traditional Chinese medicine" comprehensive enterprises is composed of multiple levels of standards, guidelines, regulations, and institutions. Enterprises need to comply with international and domestic requirements and ensure the quality of their products and services to meet the needs of the international market.

Among them, the United States, Australia, Japan, and South Korea are all developed countries, and they have very strict regulations on "tourism+traditional Chinese medicine" comprehensive enterprises. The following are some key points for the supervision of comprehensive enterprises in "tourism+traditional Chinese medicine" in these countries:

(1) United States. The supervision of "tourism+traditional Chinese medicine" comprehensive enterprises in the United States is mainly handled by the US Food and Drug Administration (FDA). The FDA requires "tourism+traditional Chinese medicine" comprehensive enterprises to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements specified by the FDA, and must report any potential safety hazards. In addition, the FDA also conducts regular inspections on comprehensive enterprises of "tourism+traditional Chinese medicine" to ensure that they meet quality standards and regulatory requirements.

75

(2) Australia. The regulation of "tourism+traditional Chinese medicine" comprehensive enterprises in Australia is mainly handled by the Australian Medicines and Healthcare Products Administration (TGA). The TGA requires comprehensive enterprises of "tourism+traditional Chinese medicine" to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by TGA, and must report any potential safety hazards. In addition, TGA also conducts regular inspections on comprehensive enterprises of "tourism+traditional Chinese medicine" to ensure that they meet quality standards and regulatory requirements.

(3) Japan. The supervision of "tourism+traditional Chinese medicine" comprehensive enterprises in Japan is mainly handled by the Japan Medicines and Medical Devices Administration (PMDA). PMDA requires comprehensive enterprises of "tourism+traditional Chinese medicine" to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by PMDA, and must report any potential safety hazards. In addition, PMDA also conducts regular inspections on comprehensive enterprises of "tourism+traditional Chinese medicine" to ensure that they meet quality standards and regulatory requirements.

(4) Korea. The supervision of "tourism+traditional Chinese medicine" comprehensive enterprises in South Korea is mainly handled by the South Korean Ministry of Food and Drug Safety (MFDS). MFDS requires comprehensive enterprises of "tourism+traditional Chinese medicine" to undergo registration and pre market approval before selling their products. When selling their products, enterprises must comply with the labeling and instructions requirements stipulated by MFDS, and must report any potential safety hazards. In addition, MFDS also conducts regular inspections on comprehensive enterprises of "tourism+traditional Chinese medicine" to ensure that they meet quality standards and regulatory requirements.

These countries have very strict regulations on comprehensive enterprises of "tourism+traditional Chinese medicine". They require enterprises to register and approve their products before selling them, comply with the required labeling and instructions, and report any potential safety hazards. In addition, these countries also conduct regular inspections of "tourism+traditional Chinese medicine" comprehensive enterprises to ensure that they meet quality standards and regulatory requirements.

Research and Development

Concord Health Limited vigorously promote the mode of "tourism + TCM", through tourism, using big data platform analysis, combining with different customer needs and body data, to launch TCM health management programs and service products more suitable for different individual needs.

Concord Health Limited through experiential tourism to attract users, using user docking travel routes and all kinds of goods, each industry plate is independent operation and assist each other to market operation, so that consumers into dealers, realize the industry alliance and supply and demand closed loop of business ecosystem, comprehensive response "public entrepreneurship, peoples innovation". By providing personalized services and products, it can meet the needs of different groups of people, and realize the long-term development and value creation of enterprises.

Concord Health Limited has the following series of products:

(1) Tourism-centred platforms. Concord Unity Limited launched 100 Degree Travel & Life Club, Harmony International Travel Agency, Didong personal travel App, Travel Technology, each of which plays a different role in helping other segments to collaborate with each other. These platforms provide great help to other plates to collaborate with each other.

76

(2) Business and Industry Alliance:Harmony Business Circle (Business Alliance) and Harmony Industrial Union. Concord Unity Limited relies on tourism to build big data while sharing big data with merchants. The company uses Didong personal travel App to connect with merchants and conduct online and offline promotions to create a platform for merchants in the alliance of all trades.

(3) Cultural Media Company: Creating a new media platform, focusing on presenting interesting professional content. Using cultural media to publicise its Chinese medicine service products, vigorously promote the culture of Chinese medicine, clarify the efficacy and role of Chinese medicine service products, promote the further implementation of the "tourism + Chinese medicine" model, and provide strong support for the development of health and Chinese medicine industry.

(4) Harmony International Business School: Harmony International Business School is committed to spreading Chinese culture to the general public by training professional instructors and using the Harmony Supply and Demand 3.0 mechanism. Harmony International Business School provides professional incubation counselling to the alliance enterprises, outputs tailor-made market solutions to the alliance merchants, and builds a systematic professional business team to provide a steady stream of talent support for the development of the health and Chinese medicine industry.

(5) Medical and health industry: Hehe International launched the well-off and big health sectors. At present, there are popular health products such as moxibustion and fragrant moxibustion and other popular health products, as well as digital intelligent products.

In the future, Concord Health Limited will continue to develop and improve medical products and systems based on the different needs of consumer groups, so that everyone can analyze their own private medical and health plans through intelligent systems and formulate more suitable medical plans. We plan to continuously expand our commercial scale through the model of industry plus capital, technology path and regulatory management methods for exporting independent intellectual property, and brand chain, striving to become a large leading enterprise platform in the same industry by 2026.

Intellectual Property

Concord Health Limited has its own developed products and provides personalized health management solutions for customers, which may involve intellectual property rights such as patents, trademarks, and copyrights. Regarding these intellectual property rights, the following are the possible solutions we may adopt:

(1) Patent protection plan. We will conduct a comprehensive patent search and analysis to ensure that the products developed by the company do not conflict with existing patents. And based on core technologies and innovation points, apply for patent protection to ensure product uniqueness. We will regularly evaluate the value and effectiveness of the product in the future, and renew and protect patents as needed.

(2) Trademark protection plan. We will conduct a trademark search to ensure that the selected trademarks do not conflict and avoid the risk of infringement. And submit a trademark registration application in advance to protect the company's brand image and market competitiveness. Simultaneously monitor the market in real-time, identify potential trademark infringement behaviors, and take legal measures to protect one's own rights and interests.

(3) Copyright protection plan. We will prepare detailed documents for the personalized health management plan developed by our clients and retain relevant copyright. Protect the copyright of the company's training materials, market promotion materials, etc. At the same time, when cooperating with clients, sign confidentiality agreements to ensure the confidentiality and completeness of intellectual property solutions.

(4) Infringement prevention. We will establish an internal infringement monitoring mechanism to promptly detect and respond to potential infringements. Strengthen employees' awareness and training on intellectual property rights to avoid unintentional infringement of others' intellectual property rights. Establish cooperative relationships with relevant departments to jointly resist potential intellectual property infringement.

77

(5) Intellectual property management. We will establish a comprehensive intellectual property management system, including intellectual property registration, rights protection processes, etc. Regularly evaluate the value of intellectual property, optimize intellectual property allocation and protection strategies. Collaborate with professional intellectual property consultants or lawyers to obtain professional legal support and advice.

In summary, we have taken intellectual property protection measures, including patent protection, trademark protection, copyright protection, etc., and established relevant management systems and cooperative relationships to ensure the security and legality of our own intellectual property.

Legal Proceedings

As a healthcare management enterprise with its own products and personalized health management cases for customers, we may face the following litigation risks:

(1) Violation of medical regulations. If our products or services violate medical regulations or regulatory agency regulations, we may face fines, penalties, and even the risk of being banned by regulatory agencies.

(2) Product liability litigation. If the product we develop has defects or improper use, resulting in customer injury or loss, the customer may file a product liability lawsuit for compensation.

(3) Violation of privacy protection regulations: If we violate privacy regulations when collecting, storing, and processing customer personal health data in personalized health management solutions, such as unauthorized disclosure of customer sensitive information, we may face privacy infringement litigation.

(4) Employee disputes. If our employees believe that the company has engaged in illegal behavior, unfair treatment, or other improper behavior, they may file labor disputes or discrimination lawsuits.

In response to the above litigation risks, we can adopt the following countermeasures.

(1) Comply with regulatory and regulatory requirements. Ensure that our products and services comply with relevant regulations and regulatory requirements, and promptly follow up and adapt to regulatory changes.

(2) Establish high-quality products and services. Strengthen the management of research and development and production processes, ensure the quality and safety of products and services, and reduce the risk of product liability litigation.

(3) Strengthen privacy protection. Take appropriate security measures to protect customers' personal health data, establish privacy policies and ensure employee compliance, conduct regular security reviews and vulnerability fixes, and reduce the risk of privacy infringement litigation.

(4) Establish a fair and just human resource management mechanism. Ensure the fairness and impartiality of personnel management within the company, actively prevent and resolve employee disputes, and avoid the occurrence of labor disputes or discrimination lawsuits.

(5) Obtain professional legal advice. Seek the help of professional medical legal advisors to promptly understand changes in laws and regulations and related risks, develop response strategies, and respond to potential litigation risks in a timely manner.

It should be noted that the above are only common litigation risks and response plans, and the specific situation needs to be comprehensively analyzed and studied based on the actual development of the company and individual case situations.

Employees

As a healthcare management company, our employees may include the following types:

(1) Medical professionals. Doctors, nurses, pharmacists, physical therapists, and others provide clients with health management consulting, diagnosis, treatment, and rehabilitation services.

(2) Health manager. They provide customers with personalized health management solutions, including services such as health assessment, health education, health intervention, and health tracking.

78

(3) Data analyst. They are responsible for collecting, organizing, and analyzing customer health data, and providing more targeted health management advice to customers.

(4) Software development engineer. They are responsible for developing and maintaining internal information systems and applications within the company, ensuring the security and privacy of customer health data.

(5) Marketing personnel. They are responsible for promoting the company's products and services, establishing good relationships with customers, and providing customer satisfaction services.

(6) Management personnel. They are responsible for the daily operations and strategic planning of the company, ensuring its smooth development and achievement of goals.

To ensure employee work efficiency and customer satisfaction, we can take the following measures:

(1) Provide training and continuing education opportunities. Provide professional training, certification, and continuing education opportunities for employees to enhance their skills and knowledge levels.

(2) Establish a performance evaluation and reward mechanism. Develop clear performance evaluation standards and reward mechanisms to motivate employees to work actively, improve work efficiency and customer satisfaction.The talent model of equity incentive is adopted to promote the personal ability of employees and the sense of belonging of the company through equity allocation.

(3) Provide benefits and guarantees. Provide competitive compensation, benefits, and guarantees for employees, such as medical insurance, retirement benefits, and paid leave, to enhance their loyalty to the company and work motivation.

(4) Establish a good communication and collaboration mechanism. Encourage good communication and collaboration among employees, share experience and knowledge, and work together to provide customers with better service.

(5) Pay attention to the physical and mental health of employees. Provide psychological and physical health support for employees, such as providing psychological counseling, gyms, and other facilities, to help employees maintain good physical and mental health.

Our Culture

Our corporate service tenet is: communication starts from the heart, and customer satisfaction is the purpose. The company adheres to the Yi Jing cultural tenet of "harmony between people, harmony between people and heaven and earth". On the premise of recognizing the differences between "different" things, unify the different things into an interdependent and cohesive entity. And in the process of combining different things, absorb the strengths and weaknesses of each thing to achieve the best combination, thereby promoting the emergence of new things and promoting the development of things. Our goal is to create an increasingly powerful altruistic assistance platform. Make personal entrepreneurship easier. Any great enterprise cannot do without a great mission, and profitability is not the ultimate goal pursued by a great enterprise. Continuously empowering mass entrepreneurs, aggregating more outstanding entrepreneurs, and jointly creating a first-class digital ecological cloud sharing platform to assist the development of the traditional Chinese medicine industry.

The company aims to provide intelligent, visual, precise and ecological system solutions and products for the medical industry, health industry, pension industry, enterprises and families, to help the medical and health care industry achieve digital transformation and upgrading, to expand the scope of services, to enhance service capabilities, to enhance user stickiness and satisfaction, and to promote the health care industry.Build upstream digital intelligence software and hardware products, system solution research and development and integration, service midstream to do a good job in market operation and content services, create a good use experience for downstream customers, truly solve the pain points of users, form a virtuous circle of digital intelligence health ecosphere, create first-class products, constantly innovate application scenarios, expand product market occupancy.Finally, the strategic objectives such as data capitalization will be achieved.

79

Therefore, we establish a business ecosystem through ten major sectors, and generate big data by sharing tourism, business alliances, and enterprise alliances to lock in members; Deepen the tourism market by utilizing the tourism routes and Didong individual tours that are professionally operated by members of Hehe Travel Agency; We use Hehe Mall to professionally manage the products that connect with our members, and achieve a supply and demand cycle of tourism routes and various products among our members. At the same time, with the help of large databases, tourism platforms, research and development and management of traditional Chinese medicine products and services, we aim to create our own "tourism+traditional Chinese medicine" brand and services specifically for Hehe International.

The company's pioneering exploration and deep cultivation in the field of AI has accumulated rich experience in software and hardware technology and commercial project cases, and has applied for more than 100 new patent monographs.At the same time, it has a complete software and hardware R & D team, from product design, mold opening, bottom drawing board, driver, operating system to upper application and back-end service development, forming a mature R & D system.The company has accumulated abundant upstream industry supply chain resources, formed stable strategic cooperative relations with major well-known enterprises, is sensitive to the downstream market, and has the leading conditions and market opportunities for R & D of technologically advanced products.

Our corporate mission is to make personal entrepreneurship easier. Any great enterprise cannot do without a great mission, and profitability is not the ultimate goal pursued by a great enterprise. By using tourism to gather a group of people from all walks of life who have pursuits, we strive for harmonious mutual assistance, group heating, resource integration, cooperation and sharing, and create a respected platform for a global alliance. Creating an increasingly powerful altruistic assistance platform is the ultimate goal of Hehe International Group. We are committed to developing various tourism solutions and traditional Chinese medicine products and services to meet the growing health and tourism needs of people, and provide personalized tourism management and traditional Chinese medicine recuperation management services for them. As a leader in the industry, we will continue to conduct scientific research and technological innovation to provide people with the most advanced recuperation and health solutions. We also focus on cooperation with other relevant industries and institutions, jointly exploring better solutions, and promoting the development and progress of the entire industry. We adhere to the values of cherishing life and harmonious coexistence, guided by the spirit of science and independent innovation, uphold the concept of steady development, and pay high respect to all those who share our path. By fulfilling our corporate mission, we hope to contribute to the development of the traditional Chinese medicine industry within our capabilities. We believe that through unity and hard work, our company will become a leader in the industry, bringing more welfare and progress to society.

Our corporate values are: one heart, one virtue, peers, and sharing. 'Harmony' is our corporate culture, where 'harmony' represents harmony, peace, and harmony, while 'harmony' represents integration, integration, and cooperation. We focus on flexible and efficient asset allocation and management, reducing unnecessary costs and burdens. By rational planning and optimizing resource utilization, we aim to achieve maximum economic benefits and sustained growth. We believe that by establishing partnerships with excellent brands related to technology, services, and cultural output, we can share resources, develop innovative products, provide better services, and jointly promote industry development. We leverage the power of the capital market to absorb and integrate various resources, providing solid financial support and strategic guidance for the development of enterprises. Realize sustainable development of enterprises through smart investment and risk management. We actively expand overseas markets and seek broader development opportunities and new business growth points. We encourage cross-border cooperation and exchange, attract global talents to join our team, and promote the internationalization process of the enterprise. We encourage employees to be independent, innovative, and cooperative, creating a free, equal, and dynamic work environment. We encourage employees to unleash their personal potential and achieve common goals for personal and corporate development through self-management and teamwork. We emphasize the coordination and coexistence with society and the environment. We focus on corporate social responsibility and advocate the concept of sustainable development. We respect the rights and interests of employees, pay attention to their safety and welfare, and actively participate in social welfare undertakings to give back to society.

These values will guide our decision-making and behavior, and we believe that only by adhering to these principles can we achieve long-term success and common growth of the enterprise.

80

Our corporate vision is to trace the meaning of "harmony and harmony", gather a group of people from all walks of life with pursuit through tourism, harmonious mutual assistance, group warming, resource integration, cooperation and sharing, and create a respected platform for a universal alliance. Specifically, we hope to achieve the following goals: attracting users through experiential tourism, utilizing users to connect with tourism routes and various commodities, and operating independently and assisting each industry sector in market operations, so as to transform consumers into distributors, achieve a business ecosystem of universal alliance and supply and demand closed-loop, and fully respond to the call for "mass entrepreneurship and innovation". By providing personalized services and products, we can meet the needs of different groups of people and achieve long-term development and value creation for the enterprise.

Our corporate direction is to vigorously promote the "tourism+traditional Chinese medicine" model by Concord Health Limited. Through tourism, we use big data platforms to analyze and combine different customer needs and body data to launch traditional Chinese medicine health management plans and service products that are more suitable for different individual needs.

Facilities

As a digital intelligent healthcare management company, we will be equipped with the following facilities:

(1) Data centers and cloud platforms. Establish a powerful data center and cloud platform for storing, processing, and analyzing large amounts of medical and health data. This will help provide personalized health management services and support medical decision-making and research.

(2) Intelligent medical devices. Invest in advanced intelligent medical equipment, such as smart thermometers, smart blood pressure meters, smart blood glucose meters, etc. These devices can monitor patients' physiological parameters in real-time and transmit data to the data center for analysis.

(3) Remote medical systems. Establish a comprehensive telemedicine system, including video conferencing functionality and remote diagnostic tools. This will enable patients to receive remote diagnosis and treatment from doctors at home, improving the convenience and efficiency of medical services.

(4) Health management software platform. Develop or purchase a fully functional health software platform that can help users track and manage their health data, set health goals, receive personalized advice, and provide health education.

(5) Professional medical team. Build a team of professionals including doctors, nurses, health managers, and data analysts who can utilize devices and platforms to provide comprehensive health management services.

(6) Office space. Provide spacious and bright office space, including offices, meeting rooms, and rest areas. This will provide employees with a comfortable working environment, promoting collaboration and creativity.

(7) Customer Service Center. Establish a dedicated customer service center responsible for answering customer inquiries, answering questions, and providing technical support.

(8) Health education venues. Provide a suitable venue for health education activities, such as a lecture hall or training room. This will provide training on health knowledge and skills for customers, enhancing their health awareness and self-management abilities.

(9) Safety measures. Ensure the security of company facilities and data, adopt appropriate network security measures and data backup strategies to prevent information leakage and system failures.

(10) Equipment maintenance and updates. Establish a regular maintenance and update plan for equipment to ensure its normal operation and performance optimization. At the same time, timely tracking and adoption of new medical technologies and equipment to maintain the company's competitiveness in the industry.

81

PESTEL Analysis

(1) Industry analysis

The tourism industry is a comprehensive industry mainly engaged in attracting and receiving tourists, providing them with transportation, sightseeing, accommodation, catering, shopping, and entertainment. The tourism business should be composed of three parts: tourism industry, transportation and passenger transportation industry, and accommodation industry represented by hotels. They are the three pillars of the tourism industry. Medical care is one of the basic needs of people's lives, and the improvement of residents' income level continuously enhances their ability to pay for health care. With the further development of the national economy in the future, the disposable income and health expenditure of residents will also further increase. Superimposed by the increase in the number of the middle class, the aging population structure, the increase in the incidence rate of chronic diseases, the public's awareness of medical security and other factors, Chinese medicine will be favored by more and more consumers with its good efficacy and nourishing and recuperating effects, and the consumption demand will continue to increase, driving the further development of the industry. With the development of society and the improvement of people's living standards, the concepts and lifestyles of healthy living, happy living, and enjoying life have gradually been valued and welcomed by people. When people's living standards reach a certain level, they will invest their income into areas that meet higher-level needs. As a promotion way to meet people's current needs, tourism undoubtedly has broad development space.

The tourism industry chain can be summarized using three verbs: "travel", "travel", and "stay". The tourism industry chain involves a wide range of segmented industries, including consumer services, transportation, and other related industries. The traditional Chinese medicine industry chain includes but is not limited to the cultivation and collection of traditional Chinese medicine, processing and extraction of traditional Chinese medicine, production of traditional Chinese medicine preparations, sales and distribution of traditional Chinese medicine products, use and supervision of traditional Chinese medicine products, research and innovation of traditional Chinese medicine, and other aspects.

Against the background of Internet development, scientific and technological progress, and favorable policies, the "tourism+" and traditional Chinese medicine industries have continued to develop. Especially since the outbreak of the COVID-19, people have increasingly attached importance to health management and free travel after the release of closures. The "tourism+" and traditional Chinese medicine industries have accelerated to penetrate online, and the "tourism+" and traditional Chinese medicine industries have developed rapidly. It can be seen that the "tourism+" and traditional Chinese medicine industry have broad prospects.

(2) Industry data

I "Tourism+" Helps the Market Scale of Traditional Chinese Medicine Industry

The COVID-19 epidemic has affected the global tourism industry to some extent. The long-term and sustained COVID-19 epidemic is both a challenge and an opportunity. After the lifting of long-term oppressive restrictions on daily life, there is an explosive increase in the demand for going out and healthy living. The "tourism+" and traditional Chinese medicine industries can take this opportunity to undergo thorough reforms, fully utilize the new trends that have emerged before the epidemic, and continue to explore the comprehensive service model of "tourism+traditional Chinese medicine".

Although global economic growth is expected to slow down in 2022, with the general increase in vaccination rates, countries have gradually relaxed epidemic control measures and introduced strategies to promote tourism recovery, resulting in a continued increase in the growth rate of the tourism economy. The World Tourism Cities Federation previously released the "World Tourism Economic Trends Report (2023)", which showed that in 2022, the total number of global tourists reached 9.57 billion, and the total global tourism revenue reached 4.6 trillion US dollars, recovering to 66.1% and 79.6% in 2019, respectively. The growth momentum of the tourism industry in 2023 is even more encouraging. The above report predicts that the total number of global tourists will reach 10.78 billion in 2023, and the total global tourism revenue will reach 5 trillion US dollars, recovering to 74.4% and 86.2% in 2019, respectively.

82

According to a report released by market research company Grand View Research, the global market size of traditional Chinese medicine is expected to reach $185.7 billion by 2028, with a compound annual growth rate of 5.5%. The Asia Pacific region is the largest market, accounting for nearly two-thirds of the total market share. The World Health Organization has also conducted research on the overseas market of traditional Chinese medicine and found that its use has become widespread in many countries and regions, including Southeast Asia, Africa, and Europe.

II Tourism Plus and Market Structure of Traditional Chinese Medicine Industry

Compared with the corresponding proportion of GDP in 2019 before the pandemic, the proportion of total tourism revenue in the five major regions in 2022 is about 90% in the Middle East, 82.7% in the Americas, 82.2% in Europe, 75% in Africa, and 50% in the Asia Pacific region. It is expected that in 2023, Asia Pacific tourism will experience a small peak of growth, with both the total number of tourists and the growth rate of total income exceeding 25%; The growth rate of total tourist arrivals and total tourism revenue in Africa exceeds 10%; The total number of tourists and the growth rate of total tourism revenue in Europe, the Americas, and the Middle East have all dropped to within 10%. The main product types in the important markets of the global traditional Chinese medicine industry are mainly divided into traditional Chinese medicine granules, traditional Chinese medicine injections, traditional Chinese medicine tablets, traditional Chinese medicine ointments, and traditional Chinese medicine decoction pieces. In Europe and North America, the recognition level of traditional Chinese medicine is relatively low, but in recent years, the application of traditional Chinese medicine in these regions has gradually increased. Some medical institutions in European countries have started opening traditional Chinese medicine clinics and invested more resources in the research and application of traditional Chinese medicine. In addition, some research institutions in Western countries are also exploring the efficacy and mechanisms of traditional Chinese medicine, with the aim of developing more effective treatment methods.

In addition to traditional Chinese medicine spreading in countries such as China, Japan, South Korea, etc., traditional Chinese medicine is also applied in Southeast Asian countries, the Middle East, Africa, and other regions. For example, in places such as Indonesia and Malaysia, traditional Chinese medicine has been widely used and has become one of the important treatment options for local people. In addition, traditional Chinese medicine has also been recognized and applied to a certain extent in regions such as the Middle East and Africa, especially in areas where grassroots medical services are not perfect. Traditional Chinese medicine has become one of the important means for residents to access basic medical services.

III Market scale of comprehensive services of "tourism+traditional Chinese medicine"

In recent years, due to the rapid development of the Internet and the economy, "tourism+" has assisted in the continuous growth of the comprehensive service market size in the traditional Chinese medicine industry. In particular, since the COVID-19 in 2020, isolation and control at home has become the norm of people's lives. People attach importance to free travel and physical health after the removal of the control. "Tourism+" has helped the Chinese medicine industry to accelerate its online penetration, and "Tourism+" has helped the Chinese medicine industry's comprehensive service market grow rapidly.

IV The Industrial Structure of the Comprehensive Service Market of "Tourism+Traditional Chinese Medicine"

From the perspective of market structure, the products and services provided by the "tourism+" comprehensive service market in the traditional Chinese medicine industry can be roughly divided into multiple production and service fields closely related to the traditional Chinese medicine industry, such as travel plan management services, food recommendation, surrounding traditional Chinese medicine stores, traditional Chinese medicine service products, and traditional Chinese medicine recuperation plans.

83

(3) Industry pain points

I. Since entering the new century, the continuous development of productivity and the gradual improvement of living standards have effectively promoted the popularization of tourism activities. Frequent international economic and cultural exchanges and the evolution of lifestyles have also further promoted the diversification and refinement of demand forms such as business tourism, knowledge seeking tourism, adventure tourism, vacation tourism, shopping tourism, reward tourism, etc. The overall upward trend of the world tourism industry will not change, but it is sensitive to changes in the external environment and is affected by various factors, resulting in fluctuations in its growth. Additionally, due to the strong regional nature of tourism resources, different regions have different endowments of tourism resources, and the constraints of tourism development strategies and capabilities in various countries, the development level of tourism industry in various countries is also uneven.

II. The traditional Chinese medicine industry has a high technical threshold. The favorable factors such as the government's policy support for the traditional Chinese medicine industry and the increase in market acceptance of traditional Chinese medicine have attracted many enterprises to enter the industry. However, due to limitations in technology, theory, and research and development investment, there are currently many traditional Chinese medicine enterprises, which are usually small in scale, low in concentration, and mostly compete for homogeneous products, making it difficult to adapt to the different types of medication needs of various patients. The research and development capabilities of traditional Chinese medicine enterprises The advanced level of production technology and supporting equipment still needs to be improved. The pharmaceutical industry is a technology and capital intensive industry, characterized by long drug research and development cycles, strict research and development requirements, and high capital investment. However, the uncertainty of research and development output is also high. Most small and medium-sized pharmaceutical enterprises face high research and development pressure, which to some extent limits the development of the traditional Chinese medicine industry.

III. Low customer trust, intense market competition, and single and inefficient promotion channels. At present, the most common promotional method is to assign people around the enterprise to distribute flyers or pass them on to customers through word of mouth. Considering that people often take self driving trips or sign up for tour groups with large and well-known travel agencies when there is a travel demand, the customer coverage of unknown small travel agencies or related "tourism+" comprehensive service enterprises in the entire "tourism+" comprehensive service industry is relatively narrow, Whether it is with well-known, large travel agencies or equally positioned enterprises, the competition in the market is very fierce. Due to the mild nature of traditional Chinese medicine products, subtle product effects, and long effective time, even though the traditional Chinese medicine industry is now highly visible to the public, people still hold a wait-and-see attitude towards the efficacy and effects of traditional Chinese medicine products;

IV. The utilization of internet traffic dividends is still lacking, and online tourism is becoming increasingly popular. However, many people have a lower attitude towards online tourism than traditional tourism, and cannot better appreciate the humanistic feelings. At present, the tourism and traditional Chinese medicine industries will be eliminated if they cannot keep up with the internet wave. Embracing the internet and exploring healthier and sustainable business models is more advantageous;

V. The lack of data analysis leads to weak personalized services, vague and inaccurate data on the specific needs of members, and uneven service levels. There are also differences in the level of tourism services in various countries and regions. The uneven level of service personnel, uneven service quality, and inadequate supervision in the traditional Chinese medicine industry are urgent problems that many "tourism+traditional Chinese medicine" comprehensive service enterprises need to solve;

VI. Difficulty in meeting the pain points and needs of users, and the lack of customized "tourism+traditional Chinese medicine" comprehensive service management solutions for users of different ages and needs. In the traditional tourism industry, travel agencies have the problem of providing few travel plans related to traditional Chinese medicine for body care or high service costs, and lack personalized customized service plans for users of different ages and needs;

84

(4)Industry Forecast

I. Policy promotion of "tourism+" and the development of traditional Chinese medicine industry

In recent years, multiple policies have been introduced in multiple regions to promote the development of the "tourism+" and traditional Chinese medicine industries. At the same time, multiple plans for the tourism and traditional Chinese medicine industries have been released to encourage innovative development of the "tourism+" and traditional Chinese medicine industries.

In 2020, COVID-19 will sweep across the world, bringing unprecedented impact to the tourism industry, as well as new opportunities for the traditional Chinese medicine industry. Many local governments encourage residents to lock down their homes and promote the development of industries such as online travel and internet technology. The mild medicinal properties of traditional Chinese medicine products meet people's conditioning needs after discovering their own sub health problems. It is expected that with the assistance of government policies, the development of the "tourism+" and traditional Chinese medicine industries will rapidly develop, promoting market expansion of the "tourism+" and traditional Chinese medicine industries.

The development prospects of "tourism+" and the traditional Chinese medicine industry are very broad, and the introduction of laws and regulations provides a strong policy and regulatory foundation for the industry's development.

II. The increase in demand for travel and healthy living has contributed to the development of "tourism+" and the traditional Chinese medicine industry

With the continuous improvement of residents' income level and quality of life and the lifting of the closure of the COVID-19, the consumption awareness and consumption concept of health care and life enjoyment are gradually deepened, and the transition to a healthy and high-quality life needs, residents' demand for travel consumption will significantly increase, and the consumption level will also continue to improve. Traditional Chinese medicine, as a more soothing health product for regulating the body compared to Western medicine, can better meet people's needs for regulating and promoting health.

III. The intelligence of the "tourism+" industry drives the development of the tourism industry

With the popularization of the Internet and the improvement of technology, the intelligence level of the tourism industry is constantly improving, allowing people to enjoy scenic spots without leaving their homes, or to provide personalized services and customized travel management solutions for people with travel needs, taking into account all aspects of clothing, food, housing, and transportation, bringing great convenience to people, increasing their demand for travel, and driving the development of other economies through the tourism industry.

The World Tourism City Development Report 2022 shows that the development level of urban tourism informatization services and digital tourism development index are very high, with an average of 91, far higher than the 73 in 2021. This indicates that tourism cities have improved their application and popularity of tourism informatization, with a higher proportion of tourism related apps and online ticket purchases in scenic areas. Most cities transmit various information from official tourism apps, official websites, and social media accounts. This convenience in obtaining information also brings unprecedented convenience and comprehensiveness in understanding information for people to solve their own needs.

IV. "Tourism Plus" Assists in the Structural Adjustment and Rapid Expansion of the Comprehensive Service Market in the Traditional Chinese Medicine Industry

85

Due to the impact of the epidemic, long-term home lockdowns have led to people's increasing emphasis on health management and travel, affecting traditional tourism management and increasing the trend of online tourism. Due to strong publicity, the traditional Chinese medicine industry has gradually emerged in front of people, leaving a deep impression on them. In recent years, due to the rapid development of the Internet, the size of the online tourism market has continued to grow. Especially since the closure and control of the COVID-19 has been lifted, free travel and healthy physique have become one of people's consumption needs. "Tourism+" and the traditional Chinese medicine industry have attracted people's attention, accelerating online penetration, and "Tourism+" has contributed to the rapid growth of the scale of the comprehensive service market of the traditional Chinese medicine industry.

V. "Tourism+" helps enrich and optimize the comprehensive service market structure of the traditional Chinese medicine industry and gradually increase market penetration rate

From the perspective of market structure, the products and services provided by the "tourism+" comprehensive service market in the traditional Chinese medicine industry can be roughly divided into multiple production and service fields closely related to the traditional Chinese medicine industry, such as travel plan management services, food recommendation, surrounding traditional Chinese medicine stores, traditional Chinese medicine service products, and traditional Chinese medicine recuperation plans. In recent years, with the development of technology and people's demand for free travel and physical health, the penetration rate of the traditional Chinese medicine industry service market has been continuously increasing with the help of "tourism+".

86

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Mr. Xiaobin Mei	Chairman of the board
Mr. Jinxin Dong	Chief Financial Officer
Ms. Huahua Huang	Chief Marketing Officer
Mr. Kaijin Duan	Chief Technology Officer

Introduction

Mr. Xiaobin Mei has profound cultural literacy and is a devout Buddhist. He has worked as a general manager in multiple companies and participated in the listing operations of large listed companies. He is familiar with equity structure design and has rich experience in enterprise management. He adheres to the principle of "harmony between people, harmony between heaven and earth", and the original intention of "making wealthy people virtuous, making virtuous people rich". In 2016, he carefully conceived the Hehe Business District project, personally designed the equity structure, and creatively proposed the "Hehe Supply and Demand 3.0" modern business law, coordinating and unifying the inheritance of culture and education with the development of the commercial economy, and comprehensively promoting the Hehe cause that benefits the country and the people.

Mr. Jinxin Dong is the Chief Financial Officer of Concord Health Limited, with 12 years of financial related work experience. He is responsible for financial information construction, leading the design and integration of Kingdee ERP supply chain and OA system processes, participating in module development, system trial operation, training and management after system improvement, and providing various social resources such as law firms, securities firms, banks, and companies for Concord Health Limited,. Mr. Jinxin Dong is familiar with the cost accounting process control of the entire production and manufacturing industry, including sales orders, BOMs, procurement, warehouses, finance, etc. He is also familiar with the IPO preparation work, application and registration, post IPO disclosure of external information, and standardized management. Mr. Jinxin Dong provides stronger support for the future development of Concord Health Limited.

Ms. Huahua Huang is the Chief Marketing Officer (CMO) of Hehe International. She graduated from Beijing University of Aeronautics and Astronautics in Enterprise Management. Ms. Huahua Huang joined China Mobile in 2002. During her 15 years at the company, she accumulated rich experience in marketing and enterprise management, from grassroots account managers to regional managers and then department heads. In 2017, Ms Huahua Huang resolutely left the mobile company and co founded Hehe International with a group of like-minded tourism industry pioneers. She used her rich experience and sharp vision to promote the further development of Concord Health Limited in a better and better direction.

Mr. Kaijin Duan is the CTO of Hehe International Corporation. He graduated from Jishou University and served as the R&D and delivery manager for Huawei Telecom projects. Mr. Kaijin Duan is mainly responsible for the company's technology development, providing technical support for building a big data digital ecological cloud sharing platform, promoting the integration of resources and collaborative sharing of Concord Health Limited, creating a universal alliance, and building an increasingly powerful altruistic assistance platform.

87

Board of Directors

Our board of directors will consist of three directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

After the completion of this offering, the standing committees of our board of directors will consist of Ms. Xiaobin Mei, Ms. Huahua Huang and Ms. Lanying Zhou.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

88

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

89

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Concord Unity Limited		100

90

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$ , divided into Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “HHGJ”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

91

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

92

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

93

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

94

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

95

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

96

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

97

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

98

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

99

TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to British Virgin Islands income or corporation tax.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

100

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

101

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with           , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.            is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to            percent (        %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $          . Such accountable out-of-pocket expenses include no more than $           in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $           and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $           , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

102

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

103

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

104